                                LEASE AGREEMENT

                                    between



                     MACON-BIBB COUNTY INDUSTRIAL AUTHORITY

                                      and

                      ZANTOP INTERNATIONAL AIRLINES, INC.

                            Dated as of May 1, 1993

-------------------------------------------------------------------------------
                                       This instrument was prepared by:

                                       KING & SPALDING
                                       191 Peachtree Street
                                       Atlanta, Georgia 30303-1763
                                       Telephone: (404) 572-4600

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

(The Table of Contents for this Lease Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Lease Agreement.)

                                                                                                                     PAGE
                                                                                                                     ----
PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I.                DEFINITIONS AND CERTAIN
                          RULES OF INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.2.     Certain Rules of Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II.               REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         Section 2.1.     Representations by the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.2.     Representations by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE III.              LEASING CLAUSES AND TITLE TO
                          PROJECT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         Section 3.1.     Lease of the Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.2.     Lease Term and Renewal Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.3.     Title to Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.4.     Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IV.               COMMENCEMENT AND COMPLETION OF THE
                          PROJECT; ISSUANCE OF
                          THE BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         Section 4.1.     Agreement to Acquire and Construct
                          the Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.2.     Agreement to Issue Bonds;
                          Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.3.     Disbursements from the Project Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.4.     Obligation to Furnish Documents
                          to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.5.     Establishment of Completion Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.6.     Company Required to Pay Project Costs
                          If Project Fund Insufficient  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.7.     Issuer to Pursue Remedies Against
                          Suppliers, Contractors and
                          Their Sureties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31



                           Table of Contents - Page 1

                                                                                                                     PAGE
                                                                                                                     ----
         Section 4.8.     Investment of Bond Fund and
                          Project Fund Moneys Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE V.                TITLE TO PROJECT;
                          PROVISIONS FOR PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         Section 5.1.     Title to the Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.2.     Payment Obligations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 5.3.     Other Payments; Trustee's Fees
                          and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 5.4.     Obligations of the Company
                          Absolute and Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VI.               MAINTENANCE, MODIFICATION, TAXES AND
                          INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         Section 6.1.     Maintenance and Modification of Project
                          by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 6.2.     Taxes, Other Governmental Charges and
                          Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.3.     Insurance Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.4.     Application of Net Proceeds of
                          Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.5.     Additional Provisions Respecting
                          Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.6.     Other Issuer Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 6.7.     Advances by Issuer or City  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VII.              DAMAGE, DESTRUCTION AND CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         Section 7.1.     Damage and Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.2.     Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 7.3.     Condemnation of Company-Owned Property  . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VIII.             PARTICULAR AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         Section 8.1.     No Warranty of Condition or
                          Suitability by the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.2.     Inspection of the Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.3.     Indemnification of Issuer and Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.4.     Maintenance of Corporate Existence;
                          Qualification in the State  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 8.5.     Assignment and Subleasing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.6.     Annual Audit; Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.7.     Agreement of Issuer
                          Not to Assign or Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.8.     Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.9.     Reference to Bonds Ineffective
                          After Bonds Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48



                           Table of Contents - Page 2

                                                                                                                     PAGE
                                                                                                                     ----
         Section 8.10.    Covenants of Company and Issuer with
                          Respect to Exemption of Interest
                          from Federal Income Taxation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.11.    Non-Arbitrage Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.12.    Depreciation Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE IX.               EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         Section 9.1.     Events of Default Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 9.2.     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.3.     No Remedy Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.4.     Agreement to Pay Counsel
                          Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE X.                PREPAYMENT UNDER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         Section 10.1.    Option to Prepay Rental Payments
                          Under Agreement in Whole in
                          Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 10.2.    Other Options to Prepay Rental
                          Payments Under Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 10.3.    Obligation to Prepay Rental
                          Payments Under Agreement
                          Under Certain Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE XI.               MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 11.1.    Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 11.2.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 11.3.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 11.4.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 11.5.    Amounts Remaining in
                          Project Fund or Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 11.6.    Delegation of Duties by Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 11.7.    Amendments, Changes
                          and Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 11.8.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 11.9.    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 11.10.   Payments Due on Saturdays,
                          Sundays and Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 11.11.   Recording of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 11.12.   Law Governing Construction
                          of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 11.13    Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

TESTIMONIUM                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63



                           Table of Contents - Page 3

                                                                                                                     PAGE
                                                                                                                     ----
SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63, 64

EXHIBIT "A" -             DESCRIPTION OF LEASED LAND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT "B" -             DESCRIPTION OF LEASED EQUIPMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT "C" -             REQUISITION AND CERTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT "D" -             CERTIFICATE OF COMPLETION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
EXHIBIT "E" -             CONTRACT BETWEEN ISSUER AND CITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1




                           Table of Contents - Page 4

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Agreement") is entered into as of May 1, 1993, by and between the MACON-BIBB COUNTY INDUSTRIAL AUTHORITY (the "Issuer"), a public body corporate and politic and an instrumentality of the City of Macon and the County of Bibb, created and existing under the laws of the State of Georgia, as lessor, and ZANTOP INTERNATIONAL AIRLINES, INC. (the "Company"), a Michigan corporation, as lessee;

                              W I T N E S S E T H:

         In consideration of the respective representations, covenants and agreements hereinafter contained, the Issuer and the Company DO HEREBY AGREE, as follows:

         WHEREAS, the Issuer is a public body corporate and politic and an instrumentality of the City of Macon (the "City") and the County of Bibb (the "County") created under an amendment to the Constitution of the State of Georgia (Ga. Laws 1962, page 885, et seq.), duly ratified and proclaimed, and an act of the General Assembly of the State of Georgia (Ga. Laws 1962, page 2323, et seq.), as amended (the "Act"), duly created, its members have been appointed and are currently acting in that capacity; and

         WHEREAS, the Issuer has been created to encourage, induce, assist, promote and develop the location and expansion of industrial and commercial facilities throughout the territorial limits of the County of Bibb so as to relieve, insofar as possible, abnormal unemployment within its boundaries, and to otherwise support and expand the economy thereof; and

         WHEREAS, the Act empowers the Issuer to issue its revenue obligations, bearing rate or rates of interest and maturing at the years and amounts as determined by the Issuer and otherwise in accordance with the applicable provisions of the Revenue Bond Law of the State of Georgia (O.C.G.A. Sections 36-82-60 -- 36-82-85 (1987)), as heretofore and hereafter amended, in furtherance of the public purpose for which it was created; and

         WHEREAS, the Issuer, by due corporate action, has authorized the financing of the acquisition, construction and installation of a new maintenance hangar at the City-owned Middle Georgia Regional Airport in the City of Macon, Georgia (the "Project"), pursuant to plans and specifications prepared by Dennis & Dennis, Inc., Macon, Georgia, dated December 1, 1992, therefor which plans and specifications are on file and of record with the Secretary of the Issuer, including any changes or amendments thereto as may be approved by the Airport Director of the City of Macon, the Authority and the Company (the "Plans and Specifications"), such Project to be financed by the Issuer for the Company, pursuant to this Agreement; and

         WHEREAS, the City, pursuant to the "Lease" (hereinafter defined), has agreed to lease the "Leased Land" (hereinafter defined) to the Issuer; and

         WHEREAS, after careful study and investigation of the nature of the proposed Project, the Issuer has determined that, in assisting with the financing of the Project, it will be acting in furtherance of the public purposes intended to be served by the Act; and

         WHEREAS, the Issuer has been advised by the Company that the amount necessary to finance the cost of the acquisition, construction and installation of the Project, including capitalized interest during construction and expenses incidental thereto, is $4,630,000 and, by proper corporate action, the Issuer has authorized the issuance and sale of $4,500,000 in aggregate principal amount of its Macon-Bibb County Industrial Authority Airport Improvement Revenue Bonds, Series 1993 (the "Bonds"), the proceeds of which will be used to finance the cost of the acquisition, construction and installation of the Project on the Leased Land; and

         WHEREAS, the Bonds will be issued and secured pursuant to an Indenture of Trust (the "Indenture") between the Issuer and First Union National Bank of Georgia, Charlotte, North Carolina (the "Trustee"); and

         WHEREAS, the Issuer has entered into this Agreement with the Company under the terms of which the Issuer has agreed to finance the cost of acquiring, constructing and installing the Project through the issuance of the Bonds and, in consideration thereof, the Company has agreed to pay to the Issuer rents sufficient to pay the principal of, and the redemption premium (if any) and the interest on, the Bonds as the same become due and payable and to pay certain administrative expenses in connection with the Bonds; and

         WHEREAS, the City has determined that the construction of the Project in the manner and for the purpose set forth herein will result in both short and long term employment benefits, will provide hangar facilities at the Airport of the City, the title to which will belong to the City, and will enhance the ability of the City and the Issuer to provide for future development of industrial sites contiguous to the Airport; and

         WHEREAS, in consideration of the foregoing public benefits and as security for the payment of the Bonds, the City will enter into a contract with the Issuer, dated the date hereof (the "Contract"), whereby, in consideration of the Issuer's agreement to issue the Bonds, the City agrees to pay certain amounts equal to principal, premium (if any) and interest on the Bonds as they come due in the event that moneys therefor are unavailable under this Agreement, and further, to levy an annual tax within the limits prescribed by law on all taxable property located in the City at such rate or rates as may be necessary to produce funds sufficient to make the above payments to the Issuer pursuant to the Contract; and

         WHEREAS, as additional security for the payment of the Bonds, the Issuer has agreed to assign and pledge to the Trustee under the Indenture all right, title and interest of the Issuer in the Contract and all amounts on deposit from time to time in the "Bond Fund" and the "Project Fund;"

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS AGREEMENT
WITNESSETH:

                                   ARTICLE I.

                            DEFINITIONS AND CERTAIN
                            RULES OF INTERPRETATION

         Section 1.1. Definitions. In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture shall have the same meanings when used herein as assigned them in the Indenture unless the context or use clearly indicates another or different meaning or intent:

         "Agreement" means this Lease Agreement as it now exists and as it may hereafter be amended pursuant to Article VIII of the Indenture;

         "Authorized Issuer Representative" means the person at the time designated to act on behalf of the Issuer by written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by the Chairman or Vice Chairman of the Issuer. Such certificate may designate an alternate or alternates;

         "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by the chairman of the board, president or any vice president of the Company. Such certificate may designate an alternate or alternates;

         "City" means the City of Macon, Georgia, a municipal corporation of the State;

         "Completion Date" means the date of completion of the Project as that date shall be certified as provided in Section 4.5;

         "Construction Period" means the period between the beginning of construction of the Project or the date of issuance and delivery of the Bonds (whichever is earlier) and the Completion Date;

         "Contract" means the contract, dated as of May 1, 1993, between the City of Macon and the Issuer, providing for certain payments by the City to the Issuer in consideration of the Issuer's issuance of the Bonds, a copy of which is attached hereto as "Exhibit "E" and by this reference thereto incorporated herein and made a part hereof;

         "County" means Bibb County, Georgia, a political subdivision of the State;

         "Determination of Taxability" means a determination that the interest income on any Bond is not excludable from gross income for federal income tax purposes to the holder thereof ("exempt interest") under Section 142 of the Code, for any reason other than that such holder is a Substantial User of the facility being financed with the Bond proceeds or a Related Person, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

                 (a) the date on which the Company determines that the interest income on any bond does not qualify as exempt interest, if such determination is supported by a written opinion to that effect of Bond Counsel satisfactory to the Trustee; or

                 (b) the date on which any change in law or regulation becomes effective or on which the Internal Revenue Service has issued any private ruling, technical advice or any other written communication to the effect that the interest income on any Bond does not qualify as exempt interest; or

                 (c) the date on which the Company shall receive notice from the Trustee in writing that the Trustee has been advised by the holder of any Bond that the Internal Revenue Service has issued a 30-day letter or other notice which asserts that the interest on such Bond does not qualify as exempt interest; or

                 (d) the date on which the Trustee receives notice that the Company or the Issuer has taken any action inconsistent with, or has failed to act consistently with, the tax-exempt status of the Bonds (unless the Trustee receives an opinion of Bond Counsel satisfactory to it to the effect that, notwithstanding such action or failure to act, the interest on the Bonds continues to qualify as exempt interest);

                 (e) the date on which the Company is advised in writing that a final determination, from which no further right of appeal exists, has been made by a court of competent jurisdiction in the United States of America in a proceeding with respect to which the Company has been given written notice and an opportunity to participate and defend that the interest on the Bonds is includable in the gross income of any holder or former holder of a Bond for federal income tax purposes due to the occurrence of an Event of Taxability;

provided, however, no Determination of Taxability shall occur under subparagraph (b), (c) or (d) of this paragraph unless the

Company has been afforded the opportunity, at its expense, to contest any such conclusion and/or assessment and, further, no Determination of Taxability shall occur until such contest, if made, has been finally determined. The Company shall be deemed to have been afforded the opportunity to contest if it shall have been permitted to commence and maintain any action in the name of any holder or former holder of a Bond to judgment and through any appeals therefrom or other proceedings related thereto;

         "Event of Taxability" means the date on which the interest income on any of the Bonds becomes includable in gross income for federal income tax purposes;

         "Indenture" means the Trust Indenture between the Issuer and First Union National Bank of Georgia, Charlotte, North Carolina, as Trustee, dated as of the date hereof, pursuant to which the Bonds will be issued and secured;

         "Independent Engineer" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not an employee on a full-time basis of either the Issuer or the Company (but who or which may be regularly retained by either);

         "Issuance Costs" means all costs that are treated as costs of issuing or carrying the Bonds under existing Treasury Department regulations and rulings, including, but not limited to:

                 (a) underwriter's spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which they are expected to be sold to the public);

                 (b) counsel fees (including bond counsel, underwriter's counsel, Issuer's counsel, Company counsel, Trustee's counsel, as well as any other specialized counsel fees incurred in connection with the issuance of the Bonds;

                 (c) financial adviser fees incurred in connection with the issuance of the Bonds;

                 (d)      rating agency fees;

                 (e) Trustee fees incurred in connection with the issuance of the Bonds;

                 (f) paying agent and certifying and authenticating agent fees related to issuance of the Bonds;

                 (g)      accountant fees related to the issuance of the Bonds;

                 (h) printing costs of the Bonds and of the preliminary and final offering materials;

                 (i) publication costs associated with the financing proceedings; and

                 (j) costs of engineering and feasibility studies necessary to the issuance of the Bonds;

provided, that bond insurance premiums and certain credit enhancement fees, to the extent treated as interest expense under applicable tax regulations, shall not be treated as "Issuance Costs;"

         "Lease" means the Lease, dated as of May 1, 1993, from the City to the Issuer, of the Leased Land;

         "Leased Equipment" means those items of machinery, equipment and related property installed in the Project or on the Leased Land with proceeds from the sale of the Bonds, or the proceeds of any payment by the Company pursuant to Section 4.6, and any item of machinery, equipment and related property acquired and installed on the Leased Land in substitution or replacement therefor. The Leased Equipment insofar as it's identified on the date hereof is more fully described in Exhibit "B" hereto;

         "Leased Land" means the real property described in Exhibit "A" attached hereto and by this reference made a part hereof;

         "Lease Term" means the duration of the leasehold interest created in
Article V hereof;

         "Net Proceeds", when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses (including Counsel fees and any Extraordinary Expenses of the Trustee) incurred in the collection of such gross proceeds;

         "net proceeds of the sale of the Bonds" means the face amount of the Bonds, plus accrued interest and premium (if any) paid on the purchase of the Bonds by the original purchasers thereof from the Issuer, less original issue discount and less amounts deposited in any reserve fund;

         "Permitted Encumbrances" means, as of any particular time,

                 (a) liens for ad valorem taxes and special assessments not then delinquent;

                 (b)      the Lease and this Agreement;

                 (c) such utility, access or other easements and rights-of-way, restrictions, reservations, reversions and exceptions other than those set forth in the title policy (or binder) referred to in (b) above and which do not, in the opinion of an Independent Engineer and the Company, materially interfere with or impair the operations being conducted in the Project (or, if no operations are being conducted therein, the operations for which the Project was designed or last modified) or elsewhere on the Leased Land;

                 (d) unfiled and inchoate mechanics' and materialmen's liens for construction work in progress;

                 (e) architects', contractors', subcontractors', mechanics', materialmen's, suppliers', laborers', vendors', workers', repairmen's, carriers', land surveyors' and engineers' liens or other similar liens not then payable;

                 (f) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to properties similar in character to the Project and as do not, in the opinion of Independent Counsel, materially interfere with or impair the operations being conducted in the Project (or, if no operations are being conducted therein, the operations for which the Project was designed or last modified) or elsewhere on the Leased Land; and

                 (g) any other encumbrances agreed to in writing by the City and the Issuer;

         "Project" means the building and improvements to be constructed on the Leased Land, related improvements, and the Leased Equipment, as they may at any time exist;

         "State" means the State of Georgia;

         "Taxable Period" means, with respect to a Bond, the period which elapses from an Event of Taxability until payment in full of such Bond;

         "Trustee" means the party so named and designated in the Indenture and any successors or corporations resulting from or surviving any consolidation or merger to which it or its Successors may be a party and any successor at the time serving as successor trustee or any co-trustee under the Indenture.

         Section 1.2. Certain Rules of Interpretation. The definitions set forth in Section 1.1 shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.

         "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

         Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6-2) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

                                   ARTICLE II.

                                REPRESENTATIONS


         Section 2.1. Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

         (a) Organization and Authority. The Issuer is a public body corporate and politic and an instrumentality of the City of Macon and the County of Bibb, created and validly existing pursuant to the Constitution and laws of the State, including particularly the provisions of the Act. The Issuer has all requisite power and authority under the Act to (i) issue the Bonds,
     (ii) use the proceeds thereof to acquire, construct and install the Project, (iii) own, lease and dispose of the Project, and (iv) enter into and perform its obligations under, this Agreement and the Indenture. The Issuer has sufficient title to the Leased Land by means of a leasehold interest from the City to perform and fulfill its obligations hereunder.

         (b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement, the Contract or the Indenture or which would in any way adversely affect the validity or enforceability of the Bonds, the Indenture, the Contract, this Agreement or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.

         (c) Security for the Bonds. As security for the Bonds, the Issuer has, as of the date hereof, entered into the Contract with the City, pursuant to which the City, in consideration of the Issuer's agreement to issue the Bonds, has agreed to make certain payments equal to the amount of principal, premium (if any) and interest falling due on the Bonds should funds payable under this Agreement be insufficient to make said payments. Pursuant to the Contract, the City has further agreed to levy an annual tax within the limits prescribed by law on all taxable property located in the City at such rate or rates as may be necessary to produce funds sufficient to make the above payments to the Issuer pursuant to the Contract. The Issuer's rights under this Agreement are not being pledged under the terms of the Indenture as security for the Bonds but are pledged by the

     Issuer to the City under the Contract as security for the City.

         (d) Issue, Sale, and Other Transactions Are Legal and Authorized. The issuance and sale of the Bonds and the execution and delivery by the Issuer of this Agreement, the Contract and the Indenture, and the compliance by the Issuer with all of the provisions of each thereof and of the Bonds (i) are within the purposes, powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by this Agreement and the Indenture) under the provisions of any charter instrument, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and
     (iii) have been duly authorized by all necessary corporate action on the part of the Issuer.

         (e) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of this Agreement, the Contract and the Indenture or the offer, issue, sale or delivery of the Bonds, other than those already obtained, including specifically (i) the public approval of the issuance of the Bonds and compliance with the information reporting requirements contained in Section 147(f) and Section 149(e), respectively, of the Code, and (ii) the validation of the Bonds by the Superior Court of the County.

         (f) No Defaults. No event has occurred and no condition exists with respect to the Issuer which would constitute an "event of default" as defined in this Agreement, the Contract or the Indenture or which, with the lapse of time or with the giving of notice or both, would become an "event of default" under this Agreement, the Contract or the Indenture. The Issuer is not in default under the Act or under any charter, instrument, by-law or other agreement or instrument to which it is a party or by which it is bound.

         (g) No Prior Pledge. This Agreement has not been pledged or hypothecated in any manner or for any purpose by the Issuer as security for the payment of the Bonds. The Issuer has agreed with the City in the Contract that it will apply rentals hereunder to the payment of the Bonds before calling on the City for any payments necessary to pay the Bonds.

         (h) Disclosure. Neither the representations of the Issuer contained in this Agreement, the Contract and the Indenture nor any written statement relating to the Issuer furnished to the original purchasers of the Bonds by or on behalf of the Issuer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         (i) Nature and Location of Project. The financing of the Project is in furtherance of the public purposes intended to be served by the Act. The Project will be located within Bibb County, Georgia.

         (j) Official Action. By resolution duly adopted on November 3, 1992, the Issuer took "official action" (within the meaning of Section 1.103-8(a)(5) of the Income Tax Regulations) providing for the acquisition, construction and installation of the Project and the financing of the cost of the Project, in whole or in part, through the issuance of the Bonds.

         (k) Limited Obligations. Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the State or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or a political subdivision thereof, or constitute a charge against the general credit or taxing power of said State or a political subdivision thereof, but shall be limited obligations of the Issuer payable solely from (i) revenues derived from the sale of the Bonds, and (ii) amounts on deposit from time to time in the Project Fund and the Bond Fund, including payments made into the Bond Fund pursuant to the Contract, subject to the provisions of this Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

         (l) Use of Proceeds. Not less than 95% of the net proceeds of the sale of the Bonds have been used to acquire land or property of a character subject to the allowance for depreciation under Section 167 of the Code and such costs representing proceeds so used are properly chargeable to the capital account of the Issuer for federal income tax purposes or would be so chargeable either with a proper election by the Issuer or but for a proper election by the Issuer to deduct the costs.

         (m) Inducement. The issuance of the Bonds by the Issuer and the use of the proceeds to enable the Company to acquire, construct and install the Project have induced the Company to locate the Project in the County, which will directly result in an increase in employment opportunities in the City of Macon, Georgia, for approximately one hundred forty (140) additional persons.

         (n) Operation of Project. The Company intends to operate the Project from the Completion Date to the expiration or sooner termination of this Agreement as provided herein as a "project" within the meaning of the Act, and as an "exempt facility" as described in Section 2.2(n) hereof.

         (o) Commencement of Construction. The acquisition, construction and installation of the Project commenced after November 3, 1992, and no obligation relating to the acquisition, construction or installation of the Project was paid or incurred prior to such date.

         (p) Composite Issues. There are no other obligations heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or political subdivision of any of the foregoing, or of the District of Columbia, for the benefit of the Issuer or any "Related Person" (as that term is defined in Section 147(a)(2) of the Code), which constitute "private activity bonds" within the meaning of Section 141 of the Code and which (i) were or are to be sold at substantially the same time as the Bonds, (ii) were or are to be sold at substantially the same interest rate as the interest rate of the Bonds, (iii) were or are to be sold pursuant to a common plan of marketing as the marketing plan for the Bonds, and (iv) are payable directly or indirectly by the Issuer or from the source from which the Bonds are payable.

         (q) I.R.S. Form 8038 Information. The information furnished by the Issuer and used by the Issuer in connection with preparing I.R.S. Form 8038, "Information Return for Tax-Exempt Private Activity Bond Issues," which has been filed by or on behalf of the Issuer with the Internal Revenue Service

     Center in Philadelphia, Pennsylvania, pursuant to Section 149(e) of the Code, was true and complete as of the date of the filing thereof.

         (r) Exempt Facility. Section 103(a) of the Code provides that, except as provided in Section 103(b), gross income does not include interest on any State or local bond. Section 103(b) provides that Section 103(a) does not apply to any private activity bond which is not a "qualified bond" within the meaning of Section 141 of the Code. Section 141 defines a private activity bond as any bond issued as part of an issue where more than 10 percent of the proceeds of that issue are (1) to be used for any private business use and the payment of principal or interest on more than 10 percent of the proceeds of the issue is (under the terms of the issue or any underlying arrangement) directly or indirectly secured by any interest in property to be used for a private business use or payments in respect of such property, or (2) to be derived from payments (whether or not to the issuer) in respect of property, or borrowed money, used or to be used for a private business use.

         As more than 10 percent of the proceeds of the Bonds will be used in a private business use and the payment of the principal of and the interest on more than 10 percent of the proceeds of the Bonds will be derived from payments in respect of property to be used for a private business use, the Bonds are "private activity bonds" under Section 141 of the Code. Section 141(d)(1)(A) defines the term "qualified bond" as any private activity bond if such bond is an exempt facility bond, and qualified bonds are included in the interest exclusion of Section 103(a).

         Section 142(a)(1) defines "exempt facility bonds" as any bond issued as part of an issue 95 percent or more of the net proceeds of which are to be used to provide facilities for an airport, so the Bonds will be "exempt facility bonds" under Section 142(a)(1) of the Code. Further, in compliance with the requirements of Section 142(b) of the Code, all the property to be financed by the net proceeds of the issue is to be owned by the City. The City has, pursuant to the Lease, leased the Leased Land to the Issuer, and the Issuer has hereunder subleased the Leased Land to the Company for a term of twenty-five years. Pursuant to this Agreement and in compliance with Section 142(b)(1)(B) of the Code, the Company has made in
     Section 8.12 hereof an irrevocable election, binding on the Company and all successors in interest under this Agreement, not to claim depreciation or an investment tax credit with respect to the Project or the Leased Land. The twenty-five-year term of this Agreement (including any renewal options contained herein), for the purposes of Section 168(i)(3) of the Code, is not more than 80 percent of the reasonably expected economic life of the Project (as determined under Section 147(b) of the Code). Also in compliance with Section 142(b)(1)(B), the Company has no option to purchase the Project or to renew or extend the Lease Term except at fair market value (as of the time the option is exercised).

         (s) Limitation on Maturity. The weighted average maturity of the Bonds does not exceed the weighted average estimated economic life of the components comprising the Project by more than 20%, determined pursuant to
     Section 147(b) of the Code.

         (t) Restrictions on Financings and Operation of Certain Facilities. At no time will:

             (i) any portion of the net proceeds of the sale of the Bonds be used to provide any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or

             (ii) any portion of the proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes, or 25% or more of the net proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land other than land to be used for farming purposes; or

             (iii) any portion of the net proceeds of the sale of the Bonds be used for the acquisition of any property or any interest therein, other than land or an interest in land as provided in the preceding subparagraph, unless the first use of such property is pursuant to such acquisition; provided, however, that this limitation shall not apply with respect to any building (and the equipment therefor) if "Rehabilitation Expenditures" (hereinafter defined) with respect to such building equal or exceed fifteen percent of the portion of the cost of acquiring such building (and equipment) financed with proceeds of the Bonds; or, in the case of structures other than a building, if Rehabilitation Expenditures with respect to such structure equal or exceed one hundred percent of the portion of the cost of acquiring such structure financed with the proceeds of the Bonds. The term "Rehabilitation Expenditures" means any amount properly chargeable to the capital account of the Company or a successor to the Company or by the seller under a sales contract with the Company for the property acquired in connection with the rehabilitation of such property, or in the case of property constituting equipment, in connection with the replacement of such equipment with equipment having substantially the same function, excluding, however, (A) expenditures described in Section 48(g)(2)(B) of the Code and (B) amounts incurred after the date two years after the later of the date of acquisition of the property in question or the date of issuance and delivery of the Bonds.


         (u) Reasonable Expectations. Based on current facts, estimates and circumstances, it is expected that:

             (i) the acquisition, construction and installation of the Project and the expenditure of all Bond proceeds will be completed by May 1, 1994,

             (ii) work on the Project (which has commenced) will proceed with due diligence to completion,

             (iii) the net proceeds of the sale of the Bonds are needed for the purpose of paying all or a part of the cost of the acquisition, construction and installation of the Project, and

             (iv) the Project will not be sold or disposed of, in whole or in part, prior to payment in full of the Bonds.


         (v) Substantial Binding Obligation. The Company reasonably expects to enter into various contracts providing for the acquisition, construction and installation of the Project within six months of the issuance of the Bonds, and the amounts required to be paid under said contracts are expected to exceed $100,000 or 2 1/2%, whichever is less, of the estimated total cost of the Project.

         (w) Federal Guaranty Prohibition. The Company shall take no action and shall not permit or suffer any action to be taken if the result of the same would be to cause the Bonds to be "federally guaranteed" within the meaning of section 149(b) of the Code.

         (x) Limitation on Issuance Costs. From the proceeds of the Bonds received from the initial purchasers thereof on the date of issuance and delivery of the Bonds, and investment earnings thereon, an amount not in excess of two percent (2%) of the face amount of the Bonds shall be used to pay for, or provide for the payment of, Issuance Costs.

         Section 2.2. Representations by the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

         (a) Corporate Organization and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is qualified to do business and is in good standing under the laws of the State, and (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

         (b) Pending Litigation. There are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under this Agreement. The only litigation pending, or to the knowledge of the Company, threatened, against or affecting the Company is fully described in a schedule which has been furnished to the Issuer by the Company. The Company is not in default with respect to an order of any court, governmental authority or arbitration board or tribunal.


         (c) Agreements Are Legal and Authorized. The execution and delivery by the Company of this Agreement and the compliance by the Company with all of the provisions hereof and thereof (i) are within the power of the Company,
     (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance (other than Permitted Encumbrances) upon any property of the Company under the provisions of, any agreement, charter document, by-law or other instrument to which the Company is a party or by which it may be bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Company.

         (d) Governmental Consent. Neither the Company nor any of its business or properties, nor any relationship between the Company and any other person, nor any circumstances in connection with the execution, delivery and performance by the Company of this Agreement or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Company other than those already obtained.

         (e) No Defaults. No event has occurred and no condition exists with respect to the Company that would constitute an "event of default" under this Agreement or the Indenture, or which, with the lapse of time or with the giving of notice or both, would become an "event of default" under this Agreement or the Indenture. The Company is not in violation in any material respect of any agreement, charter document, by-law or other instrument to which it is a party or by which it may be bound.

         (f) Compliance with Law. The Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company.

         (g) Restrictions on the Company. The Company is not a party to any contract or agreement that restricts the right or ability of the Company to enter into this Agreement.

         (h) Disclosure. Neither the representations of the Company contained in this Agreement, nor any written statement relating to the Company furnished by or on behalf of the Company to the Issuer or to the original purchasers of the Bonds in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Company has not disclosed to the Issuer and to the City in writing that materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the acquisition, construction, installation, ownership or operation of the Project, or the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under this Agreement or any documents or transactions contemplated hereby.

         (i) Inducement. The issuance of the Bonds by the Issuer and the use of the proceeds to enable the Company to acquire, construct and install the Project have induced the Company to locate the Project in the County, which will directly result in an increase in employment opportunities in the City of Macon, Georgia, for approximately one hundred forty (140) additional persons.

         (j) Operation of Project. The Company intends to operate the Project from the Completion Date to the expiration or sooner termination of this Agreement as provided herein as a "project" within the meaning of the Act, and as an "exempt facility" as described in Section 2.2(n) hereof.

         (k) Commencement of Construction. The acquisition, construction and installation of the Project commenced after November 3, 1992, and no obligation relating to the acquisition, construction or installation of the Project was paid or incurred prior to such date.

         (1) Composite Issues. There are no other obligations heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or political subdivision of any of the foregoing, or of the District of Columbia, for the benefit of the Company or any "Related Person" (as that term is defined in Section 147(a)(2) of the Code), which constitute "private activity bonds" within the meaning of Section 141 of the Code and which (i) were or are to be sold at substantially the same time as the Bonds, (ii) were or are to be sold at substantially the same interest rate as the interest rate of the Bonds, (iii) were or are to be sold pursuant to a common plan of marketing as the marketing plan for the Bonds, and (iv) are payable directly or indirectly by the Company or from the source from which the Bonds are payable.

         (m) I.R.S. Form 8038 Information. The information furnished by the Company and used by the Issuer in connection with preparing I.R.S. Form 8038, "Information Return for Tax-Exempt Private Activity Bond Issues," which has been filed by or on behalf of the Issuer with the Internal Revenue Service Center in Philadelphia, Pennsylvania, pursuant to Section 149(e) of the Code, was true and complete as of the date of the filing thereof.

         (n) Exempt Facility. Section 103(a) of the Code provides that, except as provided in Section 103(b), gross income does not include interest on any State or local bond. Section 103(b) provides that Section 103(a) does not apply to any private activity bond which is not a "qualified bond" within the meaning of Section 141 of the Code. Section 141 defines a private activity bond as any bond issued as part of an issue where more than 10 percent of the proceeds of that issue are (1) to be used for any private business use and the payment of principal or interest on more than 10 percent of the proceeds of the issue is (under the terms of the issue or any underlying arrangement) directly or indirectly secured by any interest in Property to be used for a private business use or payments in respect of such property, or (2) to be derived from payments (whether or not to the issuer) in respect of property, or borrowed money, used or to be used for a private business use.

         As more than 10 percent of the proceeds of the Bonds will be used in a private business use and the payment of the principal of and the interest on more than 10 percent of the proceeds of the Bonds will be derived from payments in respect of property to be used for a private business use, the Bonds are "private activity bonds" under Section 141 of the Code. Section 141(d)(1)(A) defines the term "qualified bond" as any private activity bond if such bond is an exempt facility bond, and qualified bonds are included in the interest exclusion of Section 103(a).

         Section 142(a)(1) defines "exempt facility bonds" as any bond issued as part of an issue 95 percent or more of the net proceeds of which are to be used to provide facilities for an airport, so the Bonds will be "exempt facility bonds" under Section 142(a)(1) of the Code. Further, in compliance with the requirements of Section 142(b) of the Code, all the property to be financed by the net proceeds of the issue is to be owned by the City. The City has, pursuant to the Lease, leased the Leased Land to the Issuer, and the Issuer has hereunder subleased the Leased Land to the Company for a term of twenty-five years. Pursuant to this Agreement and in compliance with Section 142(b)(1)(B) of the Code, the Company has made in Section 8.12 hereof an irrevocable election, binding on the Company and all successors in interest under this Agreement, not to claim depreciation or an investment credit with respect to the Project or the Leased Land. The twenty-five-year term of this Agreement (including the seven-year renewal option contained herein), for the purposes of Section 168(i)(3) of the Code, is not more than 80 percent of the reasonably expected economic life of the Project (as determined under Section 147(b) of the Code). Also in compliance with Section 142(b)(1)(B), the Company has no option to purchase the Project or to renew or extend the Lease Term except at fair market value (as of the time the option is exercised).

         (o) Limitation on Maturity. The weighted average maturity of the Bonds does not exceed the weighted average estimated economic life of the components comprising the Project by more than 20%, determined pursuant to
     Section 147(b) of the Code.

         (p) Restrictions on Financing and Operation of Certain Facilities. At no time will:

             (i) any portion of the net proceeds of the sale of the Bonds be used to provide any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or

             (ii) any portion of the proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes, or 25% or more of the net proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land other than land to be used for farming purposes; or

             (iii) any portion of the net proceeds of the sale of the Bonds be used for the acquisition of any property or any interest therein, other than land or an interest in land as provided in the preceding subparagraph, unless the first use of such property is pursuant to such acquisition; provided, however, that this limitation shall not apply with respect to any building (and the equipment therefor) if "Rehabilitation Expenditures" (hereinafter defined) with respect to such building equal or exceed fifteen percent of the portion of the cost of acquiring such building (and equipment) financed with proceeds of the Bonds; or, in the case of structures other than a building, if Rehabilitation Expenditures with respect to such structure equal or exceed one hundred percent of the portion of the cost of acquiring such structure financed with the proceeds of the Bonds. The term "Rehabilitation Expenditures" means any amount properly chargeable to the capital account of the Company or a successor to the Company or by the seller under a sales contract with the Company for the property acquired in connection with the rehabilitation of such property, or in the case of property constituting equipment, in connection with the replacement of such equipment with equipment having substantially the same function, excluding, however, (A) expenditures described in
         Section 48(g)(2)(B) of the Code and (B) amounts incurred after the date two years after the later of the date of acquisition of the property in question or the date of issuance and delivery of the Bonds.

         (q) Reasonable Expectations. Based on current facts, estimates and circumstances, it is expected that:

             (i) the acquisition, construction and installation of the Project and the expenditure of all Bond proceeds will be completed by May 1, 1994.

             (ii) work on the Project (which has commenced) will proceed with due diligence to completion,

             (iii) the net proceeds of the sale of the Bonds are needed for the purpose of paying all or a part of the cost of the acquisition, construction and installation of the Project, and

             (iv) the Project will not be sold or disposed of, in whole or in part, prior to payment in full of the Bonds.

         (r) Substantial Binding Obligation. The Company reasonably expects to enter into various contracts providing for the acquisition, construction and installation of the Project within six months of the issuance of the Bonds, and the amounts required to be paid under said contracts are expected to exceed $100,000 or 2 1/2%, whichever is less, of the estimated total cost of the Project.

         (s) Federal Guaranty Prohibition. The Company shall take no action and shall not permit or suffer any action to be taken if the result of the same would be to cause the Bonds to be "federally guaranteed" within the meaning of section 149(b) of the Code.

         (t) Limitation on Issuance Costs. From the proceeds of the Bonds received from the initial purchasers thereof on the date of issuance and delivery of the Bonds, and investment earnings thereon, an amount not in excess of two percent (2%) of the face amount of the Bonds shall be used to pay for, or provide for the payment of, Issuance Costs.

                                  ARTICLE III.

                      LEASING CLAUSES AND TITLE TO PROJECT


         Section 3.1. Lease of the Project. The Issuer hereby leases to the Company, and the Company hereby leases from the Issuer, the Project at the rent set forth in Section 5.2 and in accordance with the provisions hereof.

         Section 3.2. Lease Term and Renewal Options. This Agreement shall become effective upon its execution and delivery, and the leasehold interest created hereby shall then begin, and, subject to the other provisions hereof, shall expire at midnight, May 1, 2018. The Company shall also have the option to renew the Lease Term for one seven-year period at fair market value at the time that the option is exercised.

         It is the specific understanding of the parties hereto that, pursuant to the terms of the Lease, upon either (i) prepayment of all of the rental amounts due under Section 5.2 hereof and all other amounts due and payable to the bondholders and/or to the Trustee with respect to the payment of the Bonds, including reasonable counsel fees, or (ii) the Company's election to exercise its option to renew the Lease Term following the expiration thereof on May 1, 2018, the Issuer shall assign its interest in this Agreement to the City and shall notify the Company and the City of such payment and shall advise the parties that the City has become the Lessor under this Agreement. Upon such assignment and notice, the Issuer's position as Lessor in this Agreement shall terminate and the City shall immediately become the Lessor of the Project hereunder, and upon such event, the City shall immediately and automatically assume all of the rights, duties, powers and responsibilities of the Issuer as to this Agreement. At the expiration of this Agreement at midnight on May 1, 2018, should the Company elect not to exercise its renewal option, or at the end of the last option to renew exercised by the Company pursuant to this Section, or upon repossession pursuant to Section 9.2 hereof, the Project shall be returned to the City in good condition and repair.

         Section 3.3. Title to Project. The Issuer hereby represents and warrants that the City holds fee simple title in and to the Leased Land subject only to the Lease and this Agreement. The Project shall be the property of the City and subject to the terms of the Lease and this Agreement.

         Section 3.4. Quiet Enjoyment. The Issuer warrants and agrees that it will defend the Company in the quiet enjoyment and peaceable possession of the Project, free from all claims of all persons claiming by, through or under the Issuer throughout the Lease Term, so long as the Company shall perform the agreements to be performed by it hereunder, or so long as the period for remedying any failure in such performance shall not have expired. The City has, pursuant to the terms of the Lease, agreed that it will defend the Issuer in the quiet enjoyment and peaceable possession of the Project, free from all claims of all persons claiming by, through or under the City throughout the Lease Term, so long as the Issuer shall perform the agreements to be performed by it under the Lease, or so long as the period for remedying any failure in such performance shall not have expired.

                                   ARTICLE IV.

                           COMMENCEMENT AND COMPLETION
                      OF THE PROJECT; ISSUANCE OF THE BONDS

          Section 4.1. Agreement to Acquire and Construct the Project. Not later than the delivery hereof the Issuer will have leased the Leased Land from the City and the Issuer agrees that:

          (a) it will cause the Project to be constructed on the Leased Land, wholly within the boundary lines thereof. It will acquire, construct and install other facilities necessary for the completion and commencement of operation of the Project. The aforesaid acquisition, construction and installation shall be substantially in accordance with the Plans and Specifications, or, to the extent permitted by Section 8.10(c), and amendments thereto as may be agreed to by the parties hereto.

          (b) it will cause to be acquired and installed in the Project or on the Leased Land, the Leased Equipment, to consist of machinery, equipment and related property described in the list attached hereto as Exhibit "B" and such other items of machinery, equipment and related property as in the Company's judgment may be necessary for the operation of the Project. The Leased Equipment shall be the property of the City and subject to the terms of the Lease and this Agreement.

          The Issuer, to the maximum extent permitted by law, hereby makes, constitutes and appoints the Company as its true, lawful and exclusive agent for the acquisition, construction and installation of the Project, and the Company hereby accepts such agency to act and do all things on behalf of the Issuer, to perform all acts of the Issuer hereinbefore provided in this Section 4.1. and to bring any actions or proceedings against any person which the Issuer might bring with respect thereto as the Company shall deem proper. The Issuer hereby ratifies and confirms all actions of, and assumes and adopts all contracts entered into by, the Company with respect to the Project prior to the date hereof. This appointment of the Company to act as agent and all authority hereby conferred or granted is conferred and granted irrevocably, until all activities in connection with the acquisition, construction and installation of the Project shall have been completed, and shall not be terminated prior thereto by act of the Issuer or of the Company.

          The Company agrees to construct and install the Project with all reasonable dispatch and to use its best efforts to cause said construction and installation to be completed as soon as practicable, delays incident to strikes, riots, acts of God or the public enemy beyond the reasonable control of the Company only excepted, but if said construction and installation is not completed within the time herein contemplated there shall be no resulting liability on the part of the Company and no diminution in or postponement or abatement of the rents required in
Section 5.2 to be paid by the Company.

          Section 4.2. Agreement to Issue Bonds; Application of Proceeds. In order to provide funds for the payment of the cost of the acquisition, construction and installation of the Project, the Issuer agrees that as soon as possible it will authorize, validate, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Bonds, bearing interest and maturing as set forth in Article II of the Indenture, at a price to be approved by the Company. Upon the issuance and delivery of the Bonds, all accrued interest (if any) derived from the sale of the Bonds shall be paid into the Bond Fund. The balance of the proceeds of the sale of the Bonds shall be deposited into the Project Fund.

          Section 4.3. Disbursements from the Project Fund. The Issuer will in the Indenture authorize and direct the Trustee to use the moneys in the Project Fund for the following purposes but, subject to the provisions of Section 4.8, for no other purposes:

          (a) payment of interest prior to the Completion Date, payment to the Company and to the Issuer, as the case may be, of such amounts, if any, as shall be necessary to reimburse either of them in full for all advances and payments made by either of them prior to or after the delivery of the Bonds for expenditures in connection with clearing the Leased Land, site improvement, the preparation of the Plans and Specifications (including any preliminary study or planning of the Project or any aspect thereof), the construction of the Project, the acquisition and installation of the Leased Equipment and the acquisition, construction and installation necessary to provide utility services or other facilities including trackage to connect the Project with public transportation facilities, and all real or personal properties deemed necessary in connection with the Project, or any one or more of said expenditures (including architectural, engineering and supervisory services) with respect to any of the foregoing; provided, however, that in no event shall moneys be disbursed from the Project Fund to reimburse the City for any advances or payments made by the City in connection with site preparation on the Leased Land undertaken pursuant to any obligation of the City to make said site improvements.

          (b) payment of, or reimbursement of the Company and the Issuer for, Issuance Costs, but in any event not more than two percent (2.0%) of the face amount of the Bonds shall be used for such purposes as provided by the Code;

          (c) payment of, or reimbursement of the Company for, labor, services, material, supplies and/or equipment used or furnished in site improvement and in the construction of the Project, all as provided in the Plans and Specifications, payment for the cost of the acquisition and installation of the Leased Equipment, payment for the cost of acquisition, construction and installation of utility services or other facilities including trackage to connect the Project with public transportation facilities, and all real and personal properties deemed necessary in connection with the Project and payment for the miscellaneous expenses incidental to any of the foregoing;

          (d) payment of, or reimbursement of the Company for, the fees, if any, for architectural, engineering and supervisory services with respect to the Project;

          (e) payment of, or reimbursement of the Company, subject to the limitation on the use of the proceeds of the Bonds for the payment of, Issuance Costs;

          (f) payment of, or reimbursement of the Company and the Issuer for, any other legal and valid costs and expenses relating to the Project, subject to the limitation on the use of the proceeds of the Bonds for the payment of Issuance Costs; and

          (g) all moneys remaining in the Project Fund (including moneys earned on investments made pursuant to the provisions of Section 4.8) after the Completion Date and payment in full of the cost of the acquisition, construction and installation of the Project, and after payment of all other items provided for in the preceding subsections of this Section then due and payable, shall be used to reimburse the City for any payments it may have made pursuant to the Contract, and thereafter, at the direction of the Company shall be (i) used to acquire, construct and install additions, extensions and improvements to the Project in accordance with amended Plans and Specifications therefor duly filed with the Issuer subject to Section 8.10(c), (ii) deposited into the Bond Fund and used by the Trustee to the maximum extent practicable consistent with making partial redemptions in amounts of not less than $5,000 or integral multiples thereof, for the redemption of Bonds at the earliest date permitted by the indenture or the purchase of Bonds for the purpose of cancellation at any time prior to the earliest date permitted by the Indenture for the redemption of Bonds, or
     (iii) deposited into the Bond Fund and used by the Trustee to pay interest on the Bonds, or (iv) a combination of (i), (ii) and/or (iii) as is provided in such direction, provided that amounts approved by the Authorized Company Representative shall be retained by the Trustee in the Project Fund for payment of costs not then due and payable. Any balance remaining of such retained moneys after full payment of all such Project costs shall be used by the Trustee as directed by the Company in the manner specified in clauses (i), (ii), (iii) or (iv) of this subsection. Amounts directed by the Company to be used by the Trustee to redeem Bonds or to purchase Bonds for the purpose of cancellation shall not, pending such use, be invested at a yield which exceeds the yield on the Bonds, unless the Trustee shall receive an opinion of nationally recognized bond counsel acceptable to the Trustee stating that such use would not affect the exclusion of the interest on the Bonds from gross income for federal income tax purposes. Amounts in excess of the aggregate of 3% of the net proceeds of the sale of the Bonds shall not be directed by the Company to be used for the purposes described in clauses (i), (ii), (iii) or (iv) without providing the Trustee with an opinion of a firm of nationally recognized bond counsel acceptable to the Trustee stating that such use will not impair the exclusion of the interest on the Bonds from gross income for federal income tax purposes. In the event the yield must be so restricted, the Trustee shall be entitled to rely upon advice from such legal and accounting experts as may be reasonably required, and the costs of such advice shall be borne by the Company.

          The payments specified in subsections (a) through (g) of this Section (other than payment of interest on the Bonds accruing prior to the Completion
Date) shall be made by the Trustee only upon receipt of the following;

          (1) a written requisition for such payment signed by the Authorized Company Representative and, subject to the indemnification provisions of
     Section 8.3 hereof, the Authorized Issuer Representative;

          (2) a certificate by the person signing such requisition certifying;

               (i) that an obligation in the stated amount has been incurred in connection with the issuance of the Bonds or the acquisition, construction and installation of the Project;

               (ii) that such obligation is a proper charge against the Project Fund and has not been the basis of any previous withdrawal from the Project Fund, and specifying the purpose and circumstances of such obligation in reasonable detail and the name and address of the person to whom such obligation is owed, accompanied by a bill or statement of account for such obligation;

               (iii) that (A) he has no notice of any vendors', materialmen's, mechanics', suppliers', or other similar liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations which should be satisfied or discharged before payment of such obligation is made, or (B) such requisition is for the purpose of obtaining funds to be used to satisfy or discharge a lien or contract of the type described in (A) above;

               (iv) that such requisition contains no request for payment on account of any portion of such obligation which the Company is, as of the date of such requisition, entitled to retain under any retained percentage agreements;

               (v) that such requisition contains no request for payment on account of any obligation paid or incurred prior to November 3, 1992; and

          (3) with respect to any such requisition for payment for labor, services, material, supplies and/or equipment, an additional certificate, signed by the Authorized Company Representative and Authorized Issuer Representative, certifying that insofar as such obligation was incurred for labor, services, material, supplies and/or equipment in connection with the acquisition, construction and installation of the Project, such labor and/or services were actually performed in a satisfactory manner and such material, supplies and/or equipment were actually used in or about the construction or delivered at the site of the Project for that purpose and that the item of equipment with respect to which any payment is requested constitutes Leased Equipment. Such requisition and certification shall be in substantially the form attached hereto as Exhibit "C" and by this reference thereto made a part hereof. The Trustee may require additional certifications as in its reasonable judgment may be necessary. The Authorized Issuer Representative may rely conclusively on any certification furnished it by Dennis & Dennis, Inc. with respect to any of the foregoing.

          In making any such payment from the Project Fund the Trustee may rely on any such requisitions and any such certificates delivered to it pursuant to this Section and the Trustee shall be relieved of all liability with respect to making such payments in accordance with any such requisitions and such supporting certificate or certificates without inspection of the Project or any other investigation. Disbursements from the Project

Fund for deposit in the Bond Fund to pay interest on the Bonds accruing during the Construction Period may be made by the Trustee at the proper times without the necessity of receiving any such written requisition or supporting certificate pertaining thereto.

          The Issuer and the Company agree for the benefit of each other and for the benefit of the Trustee and the holders of the Bonds that the proceeds of the Bonds will not be used in any manner which would result in the loss of the exemption from federal income taxation of the interest on the Bonds.

          Section 4.4. Obligation to Furnish Documents to Trustee. The Company agrees to furnish to the Trustee the documents referred to in Section 4.3 that are required by the Trustee to effect payments out of the Project Fund, and to cause such requisitions and certificates to be directed by the Authorized Company Representative to the Trustee as may be necessary to effect such payments. Such obligation of the Company is subject to any provisions hereof or of the Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Project Fund available for payment under the terms of the Indenture.

          Section 4.5. Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Authorized Company Representative stating that, except for amounts retained by the Trustee for Project costs not then due and payable as provided in Section 4.3(g),

          (a) the acquisition, construction and installation of the Project have been completed substantially in accordance with the plans and specifications therefor and all labor, services, materials, supplies and/or equipment used in such acquisition, construction and installation have been paid for,

          (b) all other facilities necessary in connection with the Project have been acquired, constructed and installed substantially in accordance with the Plans and Specifications therefor and all costs and expenses incurred in connection therewith have been paid,

          (c) the Project and all other facilities in connection therewith have been acquired, constructed and installed to his satisfaction and are suitable and sufficient for the efficient operation of the Project for its intended purposes, and

          (d) a certificate of occupancy, if required, and any other permissions required of governmental authorities for the occupancy of the Project have been obtained.

Notwithstanding the foregoing, such certificate by the Authorized Company Representative shall state that it is given without prejudice to any rights against third parties which exist on the date of such certificate or which may subsequently come into being and shall be in substantially the form attached hereto as Exhibit "D" and by this reference thereto made a part hereof. The Company agrees to furnish a copy of such certificate to the Issuer at the same time such document is furnished to the Trustee.

          Section 4.6. Company Required to Pay Project Costs If Project Fund Insufficient. If the moneys in the Project Fund available for payment of the cost of the Project should not be sufficient to pay the cost thereof in full, the Company agrees to complete the Project and to pay all that portion of the cost of the Project as may be in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which, under the provisions of this Agreement, will be available for payment of the cost of the Project will be sufficient to pay all costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Project Fund the Company should pay any portion of the cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders or owners of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be made hereunder.

          Section 4.7. Issuer to Pursue Remedies Against Suppliers, Contractors and Their Sureties. At the direction and sole cost of the Company (to the extent that such cost is not payable and actually paid from the Project Fund), the Issuer will promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the Issuer against any defaulting supplier, contractor or subcontractor and against any surety therefor, for the performance of any contract made in connection with the Project. If the Company shall so notify the Issuer, the Company may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Company deems reasonably necessary, and in such event the Issuer agrees to cooperate fully with the Company and to take all necessary actions or proceedings. In addition, the Issuer recognizes that it may be entitled to a refund of certain sales, use or other taxes levied and paid on goods and merchandise which are used in the construction of the Project and which become an integral part thereof. The Issuer agrees that it will, at the request and expense of the Company, take all necessary action to obtain any such refund to which it is entitled. Any moneys recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be paid into the Project Fund and after the Completion Date shall be used as authorized by Section 4.3(g).

          Section 4.8. Investment of Bond Fund and Project Fund Moneys Permitted. Any moneys held in the Bond Fund or the Project Fund shall be invested or reinvested by the Trustee upon the oral request and direction of the Company, promptly confirmed in writing, in Permitted Investments as defined in the Indenture, to the extent permitted by the laws of the State. Such investments shall be made upon direction of the Authorized Company Representative and shall mature in such amounts and at such times as may be necessary to provide funds when needed to make payments from the Bond Fund or the Project Fund. The Trustee may make any and all such investments through its own bond department or trust investment department. Any interest or gain received from such investments shall be credited to and held in the Bond Fund or the Project Fund and any loss from such investments shall be charged against the Bond Fund or the Project Fund and paid by the Company at such time as there are insufficient moneys in any such Fund to make a required payment. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Section 4.8 or the provisions of Article VII of the Indenture. The provisions of this Section 4.8 shall be subject to the provisions of Section 8.10 of this Agreement and Section 510 of the Indenture.

                                   ARTICLE V.

                    TITLE TO PROJECT; PROVISIONS FOR PAYMENT

          Section 5.1. Title to the Project. The Issuer acknowledges and agrees that it will not be vested with any interest (other than this leasehold interest) in the Project by virtue of executing, delivering and performing this Agreement or issuing the Bonds to finance the cost of the acquisition, construction and installation thereof. Title to the Project shall remain in the City subject to the Lease and this Agreement.

          Section 5.2. Payment Obligations of the Company. As rent for the Project, the Company agrees to make prompt payment to the Trustee for the account of the Issuer, for deposit in the Bond Fund, amounts sufficient to pay the principal of, and the interest on, the Bonds as the same become due, as follows: on or before the 15th day prior to each Bond Payment Date (as defined in the Indenture) or any other date that any payment of interest, redemption premium, if any, or principal (whether by scheduled payment or by mandatory redemption, if any, as provided in Section 301 of the Indenture) is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, redemption premium, if any, and interest on the Bonds shall have been fully paid or provision for payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which will enable the Trustee to pay the amount payable on such date (taking into account any money then held by the Trustee and available for such payment) as principal of (whether at maturity or upon redemption or acceleration or otherwise), redemption premium, if any, and interest on the Bonds as provided in the Indenture.

          All such payments shall be made to the Trustee at its principal corporate trust office in Charlotte, North Carolina, in lawful money of the United States of America which will be immediately available on the date each such payment is due. Each payment shall be sufficient to pay the total amount of principal of and interest on, the Bonds due on the succeeding Bond Payment Date. Anything herein to the contrary notwithstanding, if on any such payment date, the balance in the Bond Fund is insufficient to make the required payments of principal of, and interest on, the Bonds on such date, the Company shall forthwith pay any such deficiency.

          Should the Company fail to make the payments required under this Section and such payments are made by the City pursuant to the terms of the Contract between the City and the Issuer, the Company shall be obligated hereunder to pay to the Issuer for the account and benefit of the City all such sums so paid by the City pursuant to the Contract with interest thereon from the date of payment by the City at the rate of 7% per annum.

          Section 5.3. Other Payments; Trustee's Fees and Expenses. In addition to payment of the amounts specified in Section 5.2, the Company agrees to pay to the Trustee until payment in full of the Bonds shall have been made as rent hereunder, (a) an amount equal to the reasonable fees and charges of the Trustee for the Ordinary Services of the Trustee rendered and its reasonable Ordinary Expenses incurred under the Indenture, (b) the reasonable fees and charges of the Trustee and any other paying agent for acting as paying agent and Bond Registrar as provided in the Indenture, as and when the same become due, including the reasonable fees of Counsel, and (c) the reasonable fees and charges of the Trustee for Extraordinary Services rendered by it and reasonable Extraordinary Expenses incurred by it under the Indenture, as and when the same become due.

          Section 5.4. Obligations of the Company Absolute and Unconditional. The obligations of the Company and the Issuer to make the payments required in
Section 5.2 and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise. Until such time as the principal of, and the interest on, the Bonds shall have been paid in full, the Company (a) will not suspend or discontinue any payments provided for in
Section 5.2 except to the extent the same have been prepaid, (b) will perform and observe all its other agreements contained herein, and (c) except as provided in Sections 10.1, 10.2 and 10.3, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, sale, loss, eviction or constructive eviction, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection herewith or with the Indenture. Nothing contained in this Section shall be construed to release the issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not affect or alter the agreements on the part of the Company contained in the preceding sentence.

          Nothing contained herein shall be construed as a waiver of any rights which the Company may have against the Issuer under this Agreement, or against any person under this Agreement, the Indenture or otherwise, or under any provision of law.

                                   ARTICLE VI.

                 MAINTENANCE, MODIFICATION, TAXES AND INSURANCE

          Section 6.1. Maintenance and Modification of Project by Company.

          (a) Throughout the Lease Term the Company shall at its own expense (i) keep the Project in as reasonably safe condition as the operation thereof will permit, and (ii) keep the Leased Equipment and all other improvements forming a part of the Project in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof.

          (b) The Company may, from time to time, in its sole discretion and at its own expense, make any additions, modifications or improvements to the Project, including installation of additional machinery, equipment, and related property; which it may deem desirable for its business purposes; provided that all such additions, modifications and improvements do not adversely affect the structural integrity of the building and are located wholly within the boundary lines of the Leased Land. All machinery, equipment and related property so installed by the Company shall remain the sole property of the Company in which neither the Issuer nor the Trustee shall have any interest and may be modified or removed at any time; provided, that any damage to the Project occasioned by such modification or removal shall be repaired by the Company at its own expense.

          (c) The Company shall not permit any mechanics', materialmen's, suppliers', vendors', or other similar lien to be established or remain against the Project for labor or materials furnished or services rendered in connection with any additions, modifications, improvements, repairs, renewals or replacements so made by it; provided, that if the Company shall first notify the Issuer of its intention so to do, the Company may in good faith contest any mechanics', materialmen's, suppliers', vendors' or other similar lien filed or established against the Project, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless the Issuer or the Trustee shall notify the Company that, in the opinion of independent Counsel, by nonpayment of any such items, the lien or security interests afforded by this Agreement will be materially endangered or the Project or any part thereof or the Trust Estate will be subject to loss or forfeiture, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Issuer will cooperate fully with the Company in any such contest.

          Section 6.2. Taxes, Other Governmental Charges and Utility Charges. The Issuer and the Company acknowledge that under present law, no part of the Issuer's interest in the Project is subject to ad valorem taxation by the State or by any political or taxing subdivision thereof, and that under present law, the income and profits (if any) of the Issuer from the Project are not subject to either federal or State taxation. The Issuer and the Company also acknowledge that the Company's interest in the Leased Land and the Project is a usufruct and not an estate for years, and therefore, the Company's interest in the Leased Land and the Project is not subject to either federal or State taxation. The Company shall pay, as the same become lawfully due and payable,

          (a) all taxes and governmental charges of any kind whatsoever upon or with respect to the interest held by the Company hereunder,

          (b) all taxes and governmental charges of any kind whatsoever upon or with respect to the Project or any machinery, equipment or related property installed or brought by the Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the income or profits of the Issuer from the Project which, if not paid, will become a lien on the Project prior to or on a parity with the security interest in favor of the Issuer created hereunder),

          (c) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and

          (d) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project;

provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Lease Term.

          The Company may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments and other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless the Issuer or the Trustee shall notify the Company that, in the opinion of Independent Counsel, by nonpayment of any such items the lien or security interests afforded by this Agreement in favor of the Issuer will be materially endangered or the Project or any part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly. The Issuer shall cooperate fully with the Company in any such contest. If the Company shall fail to pay any of the foregoing items required by this Section to be paid by the Company, the Issuer may (but shall be under no obligation to) pay the same, and any amounts so advanced therefor by the Issuer shall become an additional obligation of the Company to the Issuer, which amounts, together with interest thereon at the rate of 8% per annum from the date thereof, the Company agrees to pay.

          Section 6.3. Insurance Required. Throughout the Lease Term the Company shall keep the Project continuously insured against such risks as are customarily insured against by businesses of like size and type (other than business interruption insurance), paying as the same become due all premiums in respect thereto, including, but not necessarily limited to:

          (a) insurance to the full insurable actual cash value of the Project against loss from damage by fire and lightning, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State, and the policies evidencing such insurance may provide that the Company shall be self-insured to the extent of $100,000 in connection with each separate claim insured against. Such self-insurance may, at the Company's option, be taken directly as a deductible or indirectly under any type of retrospective rating arrangement between the Company and such insurer as it may select; and

          (b) general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Project and the adjoining streets, sidewalks, and passageways, such insurance to afford protection of not less than $10,000,000 with respect to bodily injury to any one person, not less than $10,000,000 with respect to bodily injury to two or more persons in any one accident, and not less than $10,000,000 with respect to property damage resulting from any one occurrence, and the policies evidencing such insurance may provide that the Company shall be self-insured to the extent of $100,000 in connection with each separate claim insured against. Such self-insurance may, at the Company's option, be taken directly as a deductible or indirectly under any type of retrospective rating arrangement between the Company and such insurer as it may select; and

          (C) during the Construction Period and throughout the Lease Term, the Company shall maintain, or cause to be maintained in connection with the Project, Workers' Compensation Coverage required by then applicable law.

          With respect to the insurance required by Section 6.3(a), if the Issuer shall disagree with the Company as to the full insurable actual cash value of the Project, the Issuer shall have the right at its own expense to appoint an MAI appraiser to determine such value for such purposes, and, should the Company disagree with such appraisal, it may appoint at its own expenses a second MAI appraiser and the two appraisers shall appoint a third MAI appraiser (at the joint expense of the Issuer and the Company), and the appraisers shall establish such value.

          Section 6.4. Application of Net Proceeds of insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.3 shall be applied, as follows: (a) the Net Proceeds of the insurance required in
Section 6.3(a) shall be applied as provided in Section 7.1, and (b) the Net Proceeds of the insurance required in Sections 6.3(b) and (c) shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

          Section 6.5. Additional Provisions Respecting Insurance. All insurance required in Section 6.3 shall be taken out and maintained in generally recognized responsible insurance companies selected by the Company and authorized to do business in the State. All policies evidencing such insurance shall provide for payment of the losses for coverage required by Section 6.3(a) and 6.3(b) to the Issuer, the Company and the City as their respective interests may appear; provided, however, that all claims regardless of amount may be adjusted by the Company with the insurers, subject to approval of the Issuer, which approval shall not be unreasonably withheld, as to settlement of any claim which is an amount which would require payment to the Issuer as aforesaid. The insurance hereby required may be contained in blanket policies now or hereafter maintained by the Company.

          All such policies, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Issuer and the City and shall contain a provision that such policy may not be cancelled unless the Issuer and the City are notified at least thirty (30) days prior to cancellation; and at least thirty (30) days prior to expiration of any such policy, the Company shall furnish the Issuer and the City with evidence satisfactory to the latter that the policy has been renewed or replaced or is no longer required hereby.

          The Company may fulfill its obligations to keep the Project insured pursuant to Section 6.3 hereof and this Section 6.5 by having the Project covered under a blanket or master policy of the City or the Issuer. In the case of such coverage, the Issuer must assure the receipt by the Company thirty (30) days prior notice of any changes, modifications or cancellations of insurance coverage. The Issuer agrees to use its best efforts to procure the insurance at the most favorable rates possible, and, if possible, to cause the City to provide coverage through its blanket or master policies (in which case the cost of such insurance to the Company shall be equitably reduced to reflect the cost savings as a result of such inclusion in the City's or the Issuer's blanket or master policies).

          Section 6.6. Other Issuer Expenses. Anything to the contrary herein notwithstanding, the Company shall pay any expenses not specifically mentioned herein which are incurred by the Issuer in connection with the Project, this Agreement, the Indenture or the Bonds, and which are not payable from the Project Fund pursuant to Section 4.3.

          The provisions of this Section shall survive the termination of this Agreement.

          Section 6.7. Advances by Issuer or City. If the Company fails to maintain the full insurance coverage required hereby or fails to keep the Project in as reasonably safe condition as its operating conditions will permit, or fails to keep the Project and the Leased Equipment in good repair and good operating condition, the Issuer or the City may (but unless satisfactorily indemnified shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or make the required repairs, renewals and replacements; and all amounts so advanced therefor by the Issuer or the City will become an additional obligation of the Company to the one making the advancement, which amounts, together with interest thereon at the rate per annum borne by the Bonds from the date thereof, the Company agrees to pay.

          The provisions of this Section shall survive the termination of this Agreement.

                                   ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

          Section 7.1. Damage and Destruction. If prior to payment in full of the Bonds the Project is damaged by fire or other casualty, the Company at its option shall have the right to use the Net Proceeds of insurance resulting from such claims for losses to either (a) redeem the Bonds, or (b) replace, repair, rebuild or restore the Project as hereinafter set forth.

          The Company shall make such election within ninety (90) days following any such loss by giving written notice to the issuer and the City.

          In the event the Company elects to redeem the Bonds, the Net Proceeds of insurance attributable to (x) the contents of the Project exclusive of the Leased Equipment described in Exhibit "B" hereto and (y) the improvements on the Leased Land belonging to the Company present on the Leased Land as of May 1, 1993 shall promptly be paid to the Company, and all other Net Proceeds of insurance shall promptly upon receipt thereof be applied (without any investment thereof) to the redemption of the Bonds, and any remainder of Net Proceeds after providing for the redemption of the Bonds in full shall be paid, in the event the Company does not elect to replace, repair, rebuild or restore the property, to restoring the site of the Project to developable condition and the balance shall be paid to the Company, the Issuer and the City as their respective interests may appear.

          In the event the Company elects to replace, repair, rebuild or restore the property,

          (i) the Net Proceeds of insurance attributable to (x) the contents of the Project exclusive of the Leased Equipment described in Exhibit "B" hereto and (y) the improvements on the Leased Land belonging to the Company present on the Leased Land as of May 1, 1993 shall promptly be paid to the Company, (ii) all other Net Proceeds of insurance shall promptly upon receipt thereof be deposited in a special trust account with the issuer and made available to the Company to replace, repair, rebuild or restore,

          (ii) the Company, or the Issuer at the Company's direction, shall proceed promptly to replace, repair, rebuild or restore the property damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not impair the operating unity or productive capacity of the

     Project or change its character to such an extent that its ownership by the issuer would not be permitted under the laws pursuant to which the Issuer then exists, and

          (iii) the issuer shall apply so much as may be necessary of the Net Proceeds of such insurance to the payment of the costs of such replacement, repair, rebuilding or restoration, either on completion thereof or as the work progresses, as directed by the Company.

Each such direction of the Company shall be accompanied by a certificate of an architect or engineer (or, in the case of a loss of $25,000 or less, the Company), which architect or engineer shall be selected by the Company and satisfactory to the City, in charge of the replacement, repair, rebuilding or restoration, dated not more than thirty (30) days prior to such direction, setting forth in substance that

          (A) the sum then directed to be applied either has been paid by the Company, or is justly due, to contractors, subcontractors, materialmen, engineers, architects or other persons who shall have rendered services or furnished materials or improvements for the replacement, repair, rebuilding or restoration therein specified; the names of such persons; a brief description of such services or materials or improvements and the several amounts so paid or due to each of such persons; and, a statement that none of the costs of the services or materials or improvements described in such certificate has been or is being made the basis, in any previous or then pending direction, for payment under this Section and that the sum then directed to be applied does not exceed the value of the services or materials or improvements described in the certificate, and

          (B) except for the amount, if any, stated (pursuant to (A) preceding) in such certificate to be due for services or materials or improvements, there is not outstanding any indebtedness known to the persons signing such certificate which is then due for labor, services, material, supplies and/or equipment in connection with the replacement, repair rebuilding or restoration which, if unpaid, might become the basis of mechanics', materialmen's, suppliers' and vendors, liens or other similar liens (other than those being contested in good faith as permitted herein upon the Project or any part thereof).

The Issuer may conclusively rely upon such direction and shall have no liability or responsibility for payments made pursuant to this Section in reliance thereon. If said Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration, the Company shall nonetheless complete the same and shall pay that portion of the costs thereof in excess of the amount of said Net Proceeds or shall advance to the Issuer the moneys necessary to complete said work, in which case the Issuer shall proceed so to complete the work. The Company shall not, by reason of the payment of such excess costs (whether by direct payment thereof or advances to the Issuer), be entitled to any reimbursement from the Issuer or the City or any diminution in or postponement or abatement of the Rents payable under Section 5.2.

          Any balance of said Net Proceeds remaining after payment of all the costs of such replacement, repair, rebuilding or restoration shall be paid into the Bond Fund. If payment in full of the Bonds has been made, all Net Proceeds shall be paid to the Issuer for the benefit of the Company.

          Section 7.2. Condemnation. If the title in and to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any other person acting under governmental authority, or the Project or any part thereof is sold in lieu of such exercise of the power of eminent domain, the Company shall be obligated to continue to pay the rents specified in Section 5.2. The Issuer shall cause the Net Proceeds received by it and the City, from any award made in such eminent domain proceeding, or from any proceeds of a sale in lieu thereof, to be applied in one or more of the following ways as shall be directed in writing by the Company:

          (a) the restoration of the improvements of the Project to substantially the same condition as existed prior to the exercise of such power of eminent domain, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company, provided that such changes, alterations and modifications do not adversely affect or impair the structural integrity of the building or change the Project's character to such an extent that the Project would not constitute a "project" within the meaning of the Act and that all such changes, alterations and modifications are located within the boundaries of the Leased Land;

          (b) the acquisition, by construction or otherwise, by the Issuer of other improvements on any remaining portion of the Leased Land suitable for the Company's operations at the Project, provided that such improvements do not adversely affect or impair the structural integrity of the building or change the Project's character to such an extent that the Project would not constitute a "project" within the meaning of the Act and that all such improvements are located within the boundary lines of the Leased Land. All such improvements to the Project shall inure to and become part of the Project;

          (c) redemption of the Bonds together with accrued interest thereon to the date of redemption; provided, that no part of any such condemnation award or proceeds of a sale in lieu thereof may be applied for such redemption unless (1) the Bonds are to be redeemed in whole in accordance with the Indenture upon exercise by the Company of its option to direct redemption of the Bonds provided by Section 10.1(b), or (2) if less than all of the Bonds are to be redeemed, the Company shall furnish to the Issuer and the City a certificate of an Independent Engineer (who shall be selected by the Company and be acceptable to the City and the Issuer) stating (i) that the property forming a part of the Project that was taken in such eminent domain proceeding is not essential to the Company's use or occupancy of the Project, (ii) that the Project has been restored to a condition substantially equivalent to its condition prior to the taking in such eminent domain proceeding, or (iii) that improvements have been acquired which are suitable for the Company's operations at the Project as contemplated by the foregoing subsection (b) of this Section; or

          (d) payment into the Bond Fund or, if payment in full of the Bonds has been made, to the Company.

          Within ninety (90) days from the date of entry of a final order in any eminent domain proceeding granting condemnation or a sale in lieu of condemnation, the Company shall direct the Issuer and the City in writing as to which way or ways specified in this Section the Company elects to have the condemnation award applied. The direction of the Company shall, in the case of a restoration under Section 7.2(a) or the acquisition or construction of improvements under Section 7.2(b), be accompanied by a certificate similar to that required in Section 7.1. The Issuer may conclusively rely upon such direction and shall have no liability for payments made pursuant to this Section in reliance thereon.

          The Company shall take or cause to be taken such action, if any, as may be necessary to perfect the lien and security interest of the Issuer with respect to any improvements of the Project pursuant to this Section.

          The Issuer shall cooperate fully with the Company in the handling and conduct of any prospective or pending eminent domain proceeding with respect to the Project or any part thereof and shall, to the extent it may lawfully do so, permit the Company to litigate in any such proceeding in the name and on behalf of the Issuer. In no event will the Issuer voluntarily settle, or consent to the settlement of, any prospective or pending eminent domain proceeding with respect to the Project or any part thereof without the written consent of the Company and the Trustee.

          In the event the Company elects to redeem the Bonds, the Net Proceeds of condemnation proceeds shall promptly upon receipt thereof be applied (without any investment thereof) to the redemption of the Bonds.

          In the event the Company elects to replace, repair, rebuild or restore the property, the Net Proceeds of condemnation proceeds shall promptly upon receipt thereof be deposited in a special trust account with the Issuer and made available to the Company for such purpose.

          Section 7.3. Condemnation of Company-Owned Property. The Company shall be entitled to the proceeds of any condemnation award or portion thereof made for damages to or taking of its own property or for damages on account of the taking of or interference with the Company's rights to possession, use or occupancy of the Project.

                                  ARTICLE VIII.

                              PARTICULAR AGREEMENTS

          Section 8.1. No Warranty of Condition or Suitability by the Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR THAT IT WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS. The Company releases the Issuer from, agrees that the Issuer shall not be liable for and agrees to hold the Issuer harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or the use thereof.

          Section 8.2. Inspection of the Project. The Company agrees that the City, the Issuer and the Trustee and their duly authorized agents who are acceptable to the Company shall have the right at reasonable times during business hours, subject to the Company's usual safety and security requirements for persons on the Leased Land, to enter upon the Leased Land and to examine and inspect the Project without interference or prejudice to the Company's operations; provided, however, that any such right of inspection shall be solely for the purpose of determining the Company's compliance with this Agreement. Before exercising any such right of inspection, the Issuer or the Trustee, as the case may be, shall first give notice, written or oral, to the Company at least three (3) hours prior to making the requested inspection of the Project.

          The Company further agrees that the City, the Issuer and its duly authorized agents who are acceptable to the Company shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the acquisition, construction and installation of the Project.

          Section 8.3. Indemnification of Issuer and Trustee. The Company shall indemnify and save the Issuer and its directors, officers and employees, and the Trustee and its directors, officers, employees, agents and affiliates harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on, the Project during the term of this Agreement, and against and from all claims arising during the term of this Agreement from

          (a) any condition of the Project caused by the Company,

          (b) any failure on the part of the Company in the performance of any of its obligations hereunder,

          (c) any contract entered into by the Company or by the Issuer with the written consent of the Company in connection with the acquisition, construction and installation of the Project,

          (d) any act of negligence of the Company or of its agents, contractors, servants, employees or licensees, and

          (e) any act of negligence of any assignee or sublessee of the Company, or of any agent, contractor, servant, employee or licensee of any assignee or sublessee of the Company.

The Company shall indemnify and save the Issuer (including its directors, officers and employees) harmless from and against all costs and expenses incurred in or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding. This indemnification shall not extend to the Issuer for actions undertaken in negligence or bad faith.

The Company shall indemnify and save the Trustee (including its directors, officers, employees, agents and affiliates) harmless from and against all costs and expenses incurred in or in connection with any action or proceeding brought thereon, and upon notice from the Trustee, the Company shall defend the Trustee in any such action or proceeding. This indemnification shall not extend to the Trustee for actions undertaken in negligence or bad faith.

          The Company agrees to pay to the Trustee any and all sums of money required to be paid by the Issuer pursuant to Section 1002 of the Indenture.

          The provisions of this Section shall survive the termination of this Agreement.

          Section 8.4. Maintenance of Corporate Existence; Qualification in the State. The Company agrees that so long as any Bonds remain outstanding it shall maintain its corporate existence and shall not merge or consolidate with any other corporation and shall not transfer or convey all or substantially all of its property, assets and licenses; provided, however, the Company may, without violating any provision hereof, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or the District of Columbia) or permit one or more other domestic corporations to consolidate with or merge into it, or transfer all or substantially all of its assets to another domestic corporation, but only on the condition that ration, but only on the condition that

          (a) the assignee corporation or the corporation resulting from or surviving such merger (if other than the Company) or consolidation or the corporation to which such transfer is made is in compliance with the terms of the second paragraph of this Section and shall expressly assume in writing and agree to perform all of the Company's obligations hereunder, and

          (b) in connection with any such consolidation or merger there shall be filed with the Issuer and the Trustee a letter from an independent certified public accountant (or firm thereof) satisfactory to the Trustee certifying that immediately after the consummation of such consolidation, merger or transfer the corporation resulting from or surviving such consolidation or merger or the corporation to which such transfer is made will have an aggregate stockholders' equity at least equal the aggregate stockholders' equity of the Company as of March 31, 1993.

If the Company is the surviving corporation in such a consolidation or merger, the express assumption referred to in (a) above shall not be required, but the letter of an independent certified public accountant (or firm thereof) shall be filed as indicated in (b) above.

          The Company warrants (i) that it is and throughout the term hereof it will continue to be qualified to do business in the State, and (ii) that if it elects to consolidate with, merge into or transfer all or substantially all of its assets to another corporation in accordance with this Section, and such other corporation is not organized under the laws of the State, the Company, as a condition of such consolidation, merger or transfer of assets, shall cause such other corporation to qualify to do business as a foreign corporation in the State and to remain so qualified continuously during the term hereof.

          The Company shall preserve and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

          Section 8.5. Assignment and Subleasing. This Agreement may be assigned, and the Project may be subleased as a whole or in part, by the Company without the necessity of obtaining the consent of either the Issuer or the City, subject, however, to the following conditions:

          (1) the Company shall remain primarily liable for its obligations hereunder, including the payment of the rents specified in Section 5.2 hereof and the performance and observance of the other agreements on its part herein contained;

          (2) the assignee or sublessee shall assume the obligations of the Company hereunder (including specifically, but without limitation, all covenants required to maintain the tax-exempt status of the Bonds) to the extent of the interest assigned or subleased;

          (3) the Company shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and to the City a true and complete copy of each such assignment and sublease, as the case may be; and

          (4) any assignee or sublessee shall elect and waive in writing satisfactory to the Issuer any rights to claim depreciation or investment tax credit with respect to the Project or the Leased Land.

          Section 8.6. Annual Audit; Financial Information. The Company agrees to have an annual audit made by an independent certified public accountant (or firm thereof) and to furnish to the Issuer and the City either a copy of such audit promptly upon its completion or a copy of the Company's annual report to its stockholders if such annual report shall contain financial statements of substantially similar detail and similarly prepared and certified.

          Section 8.7. Agreement of Issuer Not to Assign or Pledge. The Issuer agrees that except for granting to the City a security interest in the Issuer's rights hereunder, it will not attempt to assign, pledge, transfer or convey its interest in or create any assignment, pledge, lien, charge or encumbrance of any form or nature with respect to this Agreement so long as the Company is not in default hereunder.

          Section 8.8. Redemption of Bonds. The Issuer or the Trustee, at the request at any time of the Company and if the same are then redeemable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or any portion of the Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions or upon the date set for the redemption by the Company pursuant to Sections 10.1 and 10.2. As long as the Company is not in default hereunder and the Issuer is not obligated to call Bonds pursuant to the terms of the Indenture, neither the Issuer nor the Trustee shall redeem any Bond prior to its stated maturity unless requested to do so in writing by the Company.

          Section 8.9. Reference to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds and all fees and charges of the Trustee, all references herein to the Bonds and the Trustee shall be ineffective, and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested and any right of the Issuer or the Trustee to indemnification under Section 8.3, which right shall survive the payment of the Bonds and the termination of this Agreement. Reference is hereby made to Section 802 of the Indenture which sets forth the conditions upon the existence or occurrence of which payment in full of the Bonds shall be deemed to have been made. Upon payment in full of the Bonds and all fees and charges of the Trustee, the Company may elect to continue as lessee of the Project under the provisions of this Agreement, with no further rental payments due after prepayment of the rental installments provided in Section 5.2 hereof. In the case of such an election, all rights and obligations of the Company, as lessee, and the Issuer, as lessor, shall continue hereunder until midnight on May 1, 2018. The Company shall then have the option to renew the Lease Term for one seven-year period at fair market value at the time the option is exercised.

          Section 8.10. Covenants of Company and Issuer with Respect to Exemption of Interest from Federal Income Taxation. The Bonds are being issued by the Issuer in compliance with the conditions necessary for the interest income on the Bonds to be exempt from federal income taxation pursuant to the provisions of Sections 103(a), 103(b)(1), 141(d)(1)(A) and 142(a) of the Code relating to "exempt facility bonds" issued as part of an issue 95% of the net proceeds of which are to be used to provide funds for the construction of a new airport hangar. It is the intention of the parties hereto that the interest on the Bonds be and remain excludable from gross income for federal income tax purposes, and, to that end, the Issuer and the Company do hereby covenant with each other, the Trustee and each of the holders of any Bonds, as follows:

          (a) that the Issuer will not cause and the Company will not cause or permit the proceeds of the Bonds to be used in a manner which will cause the interest on the Bonds to lose the exemption from federal income taxation conferred by Sections 103(a), 103(b)(1), 141(e) and 142(a) of the Code;

          (b) that, during the term of this Agreement, the Company will fully comply with all effective rules, rulings and regulations promulgated by the Department of the Treasury or the Internal Revenue Service, with respect to bonds issued under Section 142 of the Code so as to maintain the tax-exempt status of the interest payable on the Bonds;

          (c) that the Company will make no change in the plans and specifications for the Project which would result in (i) the Project not being a "project" within the meaning of the Act or an airport exempt facility under the Code, or (ii) a violation of the limitation on maturity of the Bonds under Section 147(b) of the Code;

          (d) that no portion of the Project will be used as office space for individuals who are not employees of a governmental unit or of the Issuer other than office space that is directly related to the day-to-day operations at the Project and that is located at or within the Project; and

          (e) that at no time will:

               (i) any portion of the net proceeds of the sale of the Bonds be used to provide any airplane, skybox, or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or

               (ii) any portion of the proceeds of the Bonds be used to provide any lodging facility, any retail facility (including food and beverage facilities) in excess of a size necessary to serve passengers and employees at the "exempt facility" (as defined in Section 142(a) of the Code), any retail facility (other than parking) for passengers or the general pubic located outside the exempt facility terminal, any office building for individuals who are not employees of a governmental unit or of the operating authority for the exempt facility, or any industrial park or manufacturing facility; or

               (iii) any portion of the proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes, or 25% or more of the net proceeds of the sale of the Bonds be used (directly or indirectly) for the acquisition of land other than land to be used for farming purposes; or

               (iv) any portion of the net proceeds of the sale of the Bonds be used for the acquisition of any property or any interest therein, other than land or an interest in land as provided in the preceding subparagraph, unless the first use of such property is pursuant to such acquisition; provided, however, that this limitation shall not apply with respect to any building (and the equipment therefor) if "Rehabilitation Expenditures" (hereinafter defined) with respect to such building equal or exceed fifteen percent of the portion of the cost of acquiring such building (and equipment) financed with proceeds of the Bonds; or, in the case of structures other than a building, if Rehabilitation Expenditures with respect to such structure equal or exceed one hundred percent of the portion of the cost of acquiring such structure financed with the proceeds of the Bonds. The term "Rehabilitation Expenditures" means any amount properly chargeable to the capital account of the Company or a successor to the Company or by the seller under a sales contract with the Company for the property acquired in connection with the rehabilitation of such property, or in the case of property constituting equipment, in connection with the replacement of such equipment with equipment having substantially the same function, excluding, however, (A) expenditures described in Section 48(g)(2)(B) of the Code and (B) amounts incurred after the date two years after the later of the date of acquisition of the property in question or the date of issuance and delivery of the Bonds; or

               (v) any Bond be held by a person who is a substantial user of the facilities or by a related person of such substantial user (as "Related Person" is defined in Section 147(a)(2) of the Code).

          Section 8.11. Non-Arbitrage Covenant. The Company and the Issuer each covenants that it shall take no action, nor shall the Company approve the Trustee's taking any action or making any investment or use of the proceeds of the Bonds or any other moneys which may arise out of, or in connection with, this Agreement, the Indenture or the Project, which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. Without limiting the generality of the foregoing, the Company covenants and agrees to comply with the requirements of Section 148(d)(3) and Section 148(f) of the Code as it may be applicable to the Bonds or the proceeds derived from the sale of the Bonds or any other moneys which may arise out of or in connection with, this Agreement, the Indenture or the Project.

          Section 8.12. Depreciation Election. The Company hereby makes an irrevocable election, binding on the Company and all successors in interest under this Agreement, not to claim depreciation or an investment tax credit with respect to the Project. This covenant is intended to be a covenant running with the land and this Agreement shall be recorded in the records of the Clerk of the Superior Court of Bibb County.

                                  ARTICLE IX.

                       EVENTS OF DEFAULT AND REMEDIES

                 Section 9.1. Events of Default Defined. The following shall be "events of default" hereunder and the term "event of default" shall mean, whenever it is used herein, any one or more of the following events:

                 (a) failure by the Company to make any payment required to be made hereunder when the same becomes due and payable but in any event, by five days prior to a Bond Payment Date;

                 (b) failure by the Company to observe and/or perform any agreement hereunder or under the Lease (to which it is a signatory) on its part to be observed and/or performed, other than as referred to in subsection (a) of this Section, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Issuer, unless the Issuer shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer will not unreasonably withhold its consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is corrected; or in the case of any such default which can be cured with due diligence but not within such thirty-day period, the Company's failure to proceed promptly to cure such default and thereafter prosecute the curing of such default with due diligence;

                 (c) any representation by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement or the Indenture proves false or misleading in any material respect as of the date of the making or furnishing thereof;

                 (d) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Company or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Company in an involuntary case under said Federal Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

                 (e) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts, of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or an order for relief against the Company shall be entered in an involuntary case under said Federal Bankruptcy Code; or

                 (f) an "event of default" occurs and is continuing under the Indenture.

                 The foregoing provisions of subsection (b) of this Section are subject to the following limitations: If by reason of force majeure the Company is unable in whole or in part to carry out the agreements on its part therein referred to, the failure to perform such agreements due to such inability shall not constitute an event of default nor shall it become an event of default upon appropriate notification to the Company and/or the passage of the stated period of time. The term force majeure as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

                 Section 9.2. Remedies. Whenever an event of default shall have happened and be continuing, the Issuer may take any one or more of the following remedial steps:

                 (a) The Issuer may declare all installments of rent payable under Section 5.2 for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Issuer elects to exercise the remedy afforded in this subsection (a) and accelerates all rents required to be paid under Section 5.2 for the remainder of the Lease Term, the amount then due and payable by the Company as accelerated payments shall be the sum of (i) the aggregate principal amount of the outstanding Bonds, (ii) all interest on the Bonds then due and (iii) all other amounts due and payable to the bondholders and/or to the Trustee with respect to the payment of the Bonds, including reasonable Counsel fees;

                 (b) The Issuer may re-enter and take possession of the Project without terminating the Lease Term and without any liability to the Company for such entry and repossession, and sublease the Project for the account of the Company, holding the Company liable for the difference in the rents and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Company hereunder;

                 (c) The Issuer may terminate the Lease Term, exclude the Company from possession of the Project and use its best efforts to lease the Project to another for the account of the Company, holding the Company liable for all rents and other amounts payable by the Company hereunder up to the effective date of such leasing; and

                 (d) The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect any sums then due and thereafter to become due hereunder or to enforce performance and the observance of any agreement of the Company hereunder.

In the event of an acceleration of the Bonds, all payments due under Section
5.2 hereunder shall be and become immediately due and payable without notice or demand; provided, however, that in no event shall the Company be excluded from possession of the Project pursuant to subsection (c) above until the Company has been given notice of such termination of the Lease Term and thirty (30) days to pay the amount provided for in subsection (a) above, which thirty (30) day period shall begin to run upon the later of

(1) the receipt of notice of acceleration pursuant to subsection (a) above, or
(2) the receipt of notice of termination of the Lease Term pursuant to subsection (c) above. Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture and after payment in full of the Bonds and the payment of any costs occasioned by an event of default hereunder, any excess moneys in the Bond Fund shall be returned to the Company as an overpayment of rents.

                 Section 9.3. No Remedy Exclusive. Subject to Section 7.2(d) hereof, no remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon the occurrence of any event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

                 Section 9.4. Agreement to Pay Counsel Fees and Expenses. If there should occur a default or an event of default hereunder and the Issuer should employ Counsel or incur other expenses for the collection of sums due hereunder or the enforcement of performance or observance of any agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fee of such Counsel and such other reasonable expenses so incurred by the Issuer.

                 The provisions of this Section shall survive the termination of this Agreement.

                                   ARTICLE X.

                           PREPAYMENT UNDER AGREEMENT

                 Section 10.1. Option to Prepay Rental Payments Under Agreement in Whole in Certain Events. So long as the Company is not in default hereunder, the Company shall have, and is hereby granted, the option to prepay the rents required to be made under Section 5.2 if any of the following shall have occurred:

                 (a) the Project shall have been damaged or destroyed to such an extent that the Company is thereby prevented from carrying on its normal operations at the Project for a period of six (6) consecutive months;

                 (b) title in and to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person acting under governmental authority (including such a taking as, in the judgment of the Company, results in the Company being prevented thereby from carrying on its normal operations at the Project for a period of three (3) consecutive months); or

                 (c) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether State or Federal) or by final decree, judgment, decision or order of any court or administrative body (whether State or Federal), this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed herein.

To exercise such option, the Company (i) shall, within ninety (90) days following the event giving rise to the Company's desire to exercise such option, deliver to the Issuer and to the Trustee a certificate, executed by an officer of the Company, stating (A) the event giving rise to the exercise of such option, (B) that the Company has directed the Trustee to redeem all of the Bonds in accordance with the provisions of the Indenture, and (C) the date upon which such prepayment is to be made, which date shall not be less than forty-five (45) days nor more than ninety (90) days from the date such notice is mailed; and (ii) shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

                 The prepayment price which shall be paid to the Trustee by the Company on or prior to its exercise of the option granted in this Section shall be the sum of the following:

                 (1) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to pay and redeem all of the then outstanding Bonds on the earliest applicable redemption date including, without limitation, principal plus accrued interest thereon to said redemption date, plus

                 (2) an amount of money equal to the Trustee's and paying agents' fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds.

                 Section 10.2. Other Options to Prepay Rental Payments Under Agreement. The Company shall have, and is hereby granted, the option to prepay the rents required to be made under Section 5.2 in whole, at any time, or in part on any Bond Payment Date (as defined in the Indenture), by (i) depositing irrevocably with the Trustee for the account of the Issuer sufficient moneys to pay the principal of and interest on all of the Bonds due and to become due on or prior to the redemption date (if the Bonds are to be redeemed) or maturity thereof, (ii) paying to the Trustee all Trustee's fees and expenses due in connection with the payment or redemption of any such Bonds, and (iii) if any Bonds are to be redeemed on any date prior to their maturity, giving the Trustee irrevocable instructions to redeem such Bonds on such date and either evidence satisfactory to the Trustee that all redemption notices required by the Indenture have been given or irrevocable power authorizing the Trustee to give such redemption notices.

                 Section 10.3. Obligation to Prepay Rental Payments Under Agreement Under Certain Circumstances. If there occurs a Determination of Taxability, not later than six (6) months following the date of such Determination of Taxability, the Company shall be obligated to, as promptly as practical, pay to the Trustee for the account of the Issuer for deposit in the Bond Fund, the following:

                 (a) For application by the Trustee to the redemption of Bonds which are outstanding on the date of such Determination of Taxability and which will not mature or otherwise be redeemed prior to the redemption date contemplated by this Section:

                          (i) the principal amount of such Bonds plus accrued interest to such redemption date; plus

                          (ii) an additional amount equal to one-half (1/2) the
                 interest paid and/or accrued on each such Bond during the Taxable Period;

                 (b) To be paid by the Trustee to the holders of Bonds which are outstanding on the date of the Event of Taxability and which will mature or will be redeemed prior to the redemption date provided for in this Section, an additional amount equal to one-half (1/2) the interest paid and/or accrued on each such Bond during the Taxable Period.

                          Said accelerated payments shall also include expenses of redemption and the fees and expenses of the Trustee and the paying agent(s) accrued and to accrue until such final payment and redemption of the Bonds.

                          The Company shall give prompt written notice to the Issuer and the Trustee of (i) the filing by the Company of any Supplemental Statement which shows that an Event of Taxability has occurred, and (ii) its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability has occurred.

                 Promptly upon receipt of written notice of the occurrence of a Determination of Taxability, the Trustee shall cause notice thereof to be given to the bondholders in the same manner as is provided in the Indenture for notices of redemption. In such notice to bondholders, the Trustee may make provisions for obtaining advice from bondholders, in such form as shall be deemed appropriate, respecting relevant assessments made on such bondholders by the Internal Revenue Service, so as to be able, if appropriate, to verify the existence, present or future, of a Determination of Taxability.

                 The Company shall immediately instruct the Trustee to apply the accelerated payments made by the Company as a result of such Determination of Taxability, together with any moneys then held by the Trustee, in the order of priority set forth in Section 504 of the Indenture, on the earliest possible date after the giving of the required notice of redemption under the Indenture, to the redemption of Bonds or to the payment to the holders of Bonds which will mature or will be redeemed prior to the redemption date contemplated by this Section, all in accordance with the requirements hereinbefore set forth in this Section. A copy of such instructions shall be forwarded by the Company, to the Issuer.

                 Upon the redemption date contemplated by this Section, provided there has been deposited with the Trustee the total amount as required, such amount shall constitute the total compensation due the Issuer and the holders of the Bonds as a result of an occurrence of such Determination of Taxability and the Company shall not be deemed to be in default hereunder by reason of the occurrence of such Determination of Taxability.

                 Upon the occurrence of a Determination of Taxability, any other option of the Company to prepay the rents required to be made under
Section 5.2 shall be superseded by its prepayment of the installment amounts required to be made under Section 5.2 under this Section for the amounts herein set forth.

                 The provisions of this Section shall survive the termination of this Agreement.

                                  ARTICLE XI.
                                 MISCELLANEOUS

                 Section 11.1. Term of Agreement. This Agreement shall terminate as provided in Article III hereof.

                 Section 11.2. Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class mail, postage prepaid, and addressed as follows;

If to the Issuer:
                                          Macon-Bibb County Industrial Authority
                                          Chamber of Commerce Building
                                          305 Coliseum Drive
                                          Macon, Georgia 31201
                                          Attention:  Chairman

If to the Company:                        Zantop International Airlines, Inc.
                                          840 Willow Run Airport
                                          Ypsilanti, Michigan 48197
                                          Attention:  President

If to the Trustee:                        First Union National Bank
                                          of Georgia
                                          230 South Tryon Street, 8th Floor
                                          Charlotte, North Carolina 28288-1179
                                          Attention:  Corporate Trust/Bond
                                                      Administration Department

A duplicate copy of each notice, approval, consent, request or other communication given hereunder by the Issuer, the Company or the Trustee to any one of the others shall also be given to all of the others. The Issuer, the Company and the Trustee may, by, notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

                 Section 11.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns.

                 Section 11.4. Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                 Section 11.5. Amounts Remaining in Project Fund or Bond Fund. It is agreed by the parties hereto that any amounts remaining in the Project Fund or the Bond Fund upon expiration or sooner termination of this Agreement, after payment in full of the Bonds and payment of the fees, charges and expenses of the Trustee and any paying agents in accordance with the Indenture, and after repaying the City for any payments made by it under the Contract (provided, however, that in no event shall any payments be made to the City pursuant to this Section to reimburse the City for any advances or payments made by the City in connection with site preparation on the Leased Land undertaken pursuant to any obligation of the City to make said improvements), shall belong to and be paid to the Company by the Trustee.

                 Section 11.6. Delegation of Duties by Issuer. It is agreed that under the terms of this Agreement the Issuer has delegated certain of its duties thereunder to the Company and that under the terms of the Indenture the Issuer has delegated certain of its duties thereunder to the Trustee. The fact of such delegation shall be deemed a sufficient compliance by the Issuer to satisfy the duties so delegated and the Issuer shall not be liable in any way by reason of acts done or omitted by the Company, the Authorized Company Representative or the Trustee. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Authorized Company Representative or the Trustee.

                 Section 11.7. Amendments, Changes and Modifications. Except as otherwise provided herein or in the Indenture, subsequent to the date of issuance and delivery of the Bonds and prior to their payment in full, this Agreement may not be effectively amended or terminated without the written consent of the Trustee.

                 Section 11.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 Section 11.9. Captions. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions hereof.

                 Section 11.10. Payments Due on Saturdays, Sundays and Holidays. In any case where the date for any payment required to be made hereunder or under the Indenture shall be, in the city of payment, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close, then payment need not be made on such date in such city but may be made on the next succeeding business day not a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close with the same force and effect as if made on the date fixed for such payment, and if such payment is made on the next succeeding business day no interest shall accrue for the period after such date.

                 Section 11.11. Recording of Agreement. This Agreement and every assignment and modification hereof shall be recorded in the Clerk's Office of the Superior Court of the County, or in such other office as may be at the time provided by law as the proper place for such recordation.

                 Section 11.12. Law Governing Construction of Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State.

                 Section 11.13. Net Lease. This Agreement shall be deemed a "net lease," and the Company shall pay absolutely net during the Lease Term the rents specified herein, without abatement, reduction or set-off other than those herein expressly provided.

                 IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be affixed hereto and attested by their authorized officers, all as of the date first above written.

                                     MACON-BIBB COUNTY INDUSTRIAL AUTHORITY

                                     BY:  /s/ ILLEGIBLE
                                          ----------------------------
                                          Chairman


(CORPORATE SEAL)

Attest:


/s/ ILLEGIBLE
----------------------------
Secretary

Signed, sealed and delivered
in the presence of:

/s/ ILLEGIBLE
----------------------------
Unofficial Witness



/s/ ILLEGIBLE
----------------------------
Notary Public
My commission expires 5/9/97.


       (NOTARIAL SEAL)

                                     ZANTOP INTERNATIONAL AIRLINES, INC.


                                     By:   /s/ ILLEGIBLE
                                           ----------------------------
                                           Executive Vice President

(CORPORATE SEAL)



Attest:


/s/ ILLEGIBLE
----------------------------
Secretary



Signed, sealed and delivered
in the presence of:


/s/ ILLEGIBLE
----------------------------
Unofficial Witness


/s/ ILLEGIBLE
----------------------------
Notary Public

                 Notary Public Gwinnett County, Georgia
            My Commission Expires December 27, 1993


       (NOTARIAL SEAL)

                                  EXHIBIT "A"

                          DESCRIPTION OF LEASED LAND:

     All that tract or parcel of land lying and being in Land Lots 231 and 232 of the 4th Land District of Bibb County Georgia, and shown upon a property survey for the City of Macon of property leased to Zantop International Airlines, Inc., dated July 30, 1990 and revised January 19, 1993, prepared by the Office of the City Engineer of the City of Macon, a copy of which is recorded in Plat Book 87, Page 501, Clerk's Office, Bibb Superior Court, Bibb County, Georgia, the property herein conveyed being more particularly described as Parcel 1, containing 294,090 square feet, or 6.75 acres, and Parcel 2A, containing 28,469 square feet, or 0.675 acres, and more particularly described according to said plat as follows:

     To find the point of beginning, begin at a brass disc in concrete, marked Bibb County number 620, located in an access road running along the northeasterly line of the property herein conveyed, and running thence south 69 degrees, 33 minutes, 06 seconds west a distance of 38.79 feet to the southeast corner of Parcel 1, which point marks the point of beginning; running thence south 67 degrees, 03 minutes, 35 seconds west a distance of 91.41 feet to a point; running thence south 67 degrees, 02 minutes, 39 seconds west a distance of 32.84 to a point; running thence south 22 degrees, 36 minutes, 19 seconds east a distance of 10.07 feet to a point; running thence south 67 degrees, 02 minutes, 39 seconds west, a distance of 122.83 feet to a point; running thence south 22 degrees, 56 minutes, 57 seconds east a distance of 99.69 feet to a point; running thence south 67 degrees, 03 minutes, 03 seconds west a distance of 12.75 feet to a point; running thence north 22 degrees, 56 minutes, 57 seconds west a distance of 22.00 feet to a point; running thence south 67 degrees, 03 minutes, 03 seconds west a distance of 9.30 feet to a point; running thence south 22 degrees, 56 minutes, 57 seconds east a distance 30.55 feet to a point; running thence south 67 degrees, 03 minutes, 35 seconds west a distance of 269.26 feet to a point; running thence north 23 degrees, 21 minutes, 11 seconds west a distance of 98.84 feet to a point; running thence north 23 degrees, 21 minutes, 11 seconds west a distance of 503.15 feet to a point; running thence north 50 degrees, 28 minutes, 42 seconds east a distance of
455.03 feet to a point on the northeasterly edge of a 20 foot asphalt paving; running thence south 22 degrees, 47 minutes, 29 seconds east a distance of
146.11 feet to a point; running thence north 66 degrees, 30 minutes east a distance of 102.47 feet to a point; running thence south 23 degrees, 30 minutes east a distance of 468.39 feet to the point of beginning.

     The above mentioned plat is hereby referred to for the purpose of incorporation herein.

                                  EXHIBIT "B"

                        DESCRIPTION OF LEASED EQUIPMENT
                        -------------------------------


          Heating and air-conditioning, ventilation, electrical and fire safety systems and equipment, as described in the Plans and Specifications, together with any other equipment purchased with Bond Proceeds or investment earnings thereon and which are specified in an amendment to the Plans and Specifications.

                                  EXHIBIT "C"

                         REQUISITION AND CERTIFICATION

                   Request No. __________  Date: __________

First Union National Bank of Georgia,
  as Trustee
under the Trust Indenture,
dated as of May 1, 1993,
relating to $4,500,000
Macon-Bibb County Industrial Authority
Airport Improvement Revenue Bonds, Series 1993

Attention:       Corporate Trust Department

         The undersigned Authorized Company Representative and Authorized Issuer Representative designated pursuant to the terms of a Lease Agreement, dated as of May 1, 1993 (the "Agreement"), between the Macon-Bibb County Industrial Authority, a public body corporate and politic and an instrumentality of the City of Macon and the County of Bibb created and existing under the laws of the State of Georgia (the "Issuer"), and Zantop International Airlines, Inc., a Michigan corporation (the "Company") hereby request that there be paid from the Project Fund (hereinbelow described) the sum of $__________, and in that connection with respect to the use of the proceeds of the Macon-Bibb County Industrial Authority Airport Improvement Revenue Bonds, Series 1993 (the "Bonds"), DO HEREBY CERTIFY, as follows:

                 1. The requested payment is a proper charge against the Macon-Bibb County Industrial Authority Airport Facilities Project -- Project Fund 1993 and has not been the basis of any previous withdrawal from said Project Fund.

                 2.       Payment should be made to:

                          Name:

                          Address:


                 3. Attached hereto is a bill, statement of account or a schedule showing in reasonable detail the items with respect to which payment is being requested, and, if the Company or the Issuer is to be reimbursed, proof of payment of such items is attached hereto, which proof is satisfactory to the undersigned and the Trustee may act thereon.

                 4. (a) The Company and the Issuer have no notice of any vendors', materialmen's, mechanics', suppliers' or other similar liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations which should be satisfied or discharged before payment of such obligation is made, or (b) this requisition is for the purpose of obtaining funds to be used to satisfy or discharge a lien or contract of the type described in (a) above.

                 5. This requisition contains no request for payment on account of any portion of such obligation which the Company is, as of the date hereof, entitled to retain under retained percentage agreements.

                 6. The obligation does not represent a cost paid or incurred by the Issuer or the Company prior to November 3, 1992.

                 7. With respect to any such item representing payment for labor, services, material, supplies and/or equipment, insofar as such obligation was incurred for labor, services, material, supplies and/or equipment in connection with the acquisition, construction and installation of the "Project" (defined in the Agreement), (i) such labor and/or services were actually performed in a satisfactory manner, and (ii) such material, supplies and/or equipment were actually used in or about the construction of the Project or delivered at the site of the Project for that purpose and the item of equipment with respect to which such payment is requested constitutes a portion of the Project.

                                       By:
                                           -------------------------------------
                                             Authorized Company Representative

                                       By:
                                           -------------------------------------
                                             Authorized Issuer Representative

                                  EXHIBIT "D"

                           CERTIFICATE OF COMPLETION

         The undersigned Authorized Company Representative designated pursuant to that certain Lease Agreement (the "Agreement"), dated as of May 1, 1993, between the Macon-Bibb County Industrial Authority, a public body corporate and politic and an instrumentality of the City of Macon and the County of Bibb created and existing under the laws of the State of Georgia, and Zantop International Airlines, Inc., a Michigan corporation (the "Company"), DOES HEREBY CERTIFY, as follows:

                 1. The acquisition, construction and installation of the "Project" as described in the Agreement have been completed substantially in accordance with the plans and specifications therefor and all labor, services, material, supplies and/or equipment used in such acquisition, construction and installation have been paid for, except for amounts retained in the "Project Fund" created in the Agreement for costs of the Project not yet due and payable which amount is $__________.

                 2. All other facilities necessary in connection with the Project have been acquired, constructed and installed substantially in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid, except for amounts retained in said Project Fund for costs of the Project not yet due and payable.

                 3. The Project and all other facilities in connection therewith have been acquired, constructed and installed in a satisfactory manner and are suitable and sufficient for the efficient operation of the Project for its intended purposes.

                 4. A certificate of occupancy and all other permissions required of governmental authorities for the occupancy of the Project have been obtained.

         This Certificate is given without prejudice to any rights against third parties which exist on the date of this Certificate or which may subsequently come into being.

         This the _____ day of __________, 19_____.

                                       ZANTOP INTERNATIONAL AIRLINES, INC.


                                       By:
                                           -------------------------------------
                                           Authorized Company Representative

                           [SELL & MELTON LETTERHEAD]

                                 June 16, 1997



Mr. Jim Loree
Zantop International Airlines, Inc.
Ypsilanti, Michigan

Dear Jim:

     Enclosed is a history and description of the Zantop facilities and operations in Macon. I have attempted to boil down all of the many details of the arrangements between Zantop, the City and the Authority into a fairly short summary. I think the attachment of the 1986 lease agreement and the project summary of the 1992 expansion may be particularly helpful.

     Also, I have not, of course, been able to color the plats which I have attached, but I hope you can color as suggested in the summary. Also, please enter the amount of the unpaid principal on each bond issue.

     Jim, I suspect as this project moves forward, that we will need to have a meeting with the other parties and go through all of the documents so that everyone will have a full understanding. I suspect that this might be best done in Macon, and it will probably take some time to go through all of the documents. If you think this would be the proper approach, and if we can help with this, please let us know.

     Please look at the attached carefully. In my haste to get this to you this afternoon, I may have misstated something or left something out that may be considered crucial. If you have any revisions to suggest, please call me or Suellyn and we will make the changes promptly and get a new draft back to you.


                                                  Sincerely,

                                                  /s/ BUCKNER F. MELTON

                                                  BUCKNER F. MELTON



BFM/so

Enclosure

                HISTORY AND DESCRIPTION OF ZANTOP INTERNATIONAL
                AIRLINES, INC. FACILITIES AND OPERATIONS AT THE
                MIDDLE GEORGIA REGIONAL AIRPORT, MACON, GEORGIA


     Zantop International Airlines, Inc. ("Zantop") initiated its operations at the Middle Georgia Regional Airport ("Airport") under a lease assignment agreement dated September 2, 1980, with the Macon-Bibb County Industrial Authority ("Authority") and Hawaiian Airlines, Inc. ("Hawaiian"). The original site of operations consisted of an aircraft repair and maintenance center which had been constructed on the original site for use by and lease to Hawaiian. Hawaiian was not successful in an air freight operation which it undertook, and Zantop agreed, by the September 2, 1980, lease agreement, to assume the responsibilities and rights of Hawaiian under its agreements with the City of Macon ("City") and the Authority.

     The property covered by the September 2, 1980, agreement consisted of the property shown as Parcel 1 on Exhibit "A," which is attached hereto. For convenience, this Parcel 1 is shaded in red on Exhibit "A." This Parcel 1 is owned by the City, but was leased by the City to the Authority on September 2, 1979, for use by the Authority for sublease to Hawaiian.

     The sublease between the Authority and Zantop was amended on two occasions: October 4, 1982, and September 12, 1983.

     On September 13, 1985, the City leased an additional parcel of land to Zantop. This parcel is adjacent to Parcel 1 referred to above, and is shown as Parcel 2 (consisting of an apron area of 99,068 square feet and a ground lease area of 100,932 square feet, as well as Parcels "A," "B," and "C," on Exhibit "A"
attached hereto. All of the properties subject to lease under the September 13, 1985, lease are shown in blue on Exhibit "A" attached hereto.

     On December 19, 1986, the City and Zantop executed an agreement which merged all previous lease agreements into one comprehensive agreement. A copy of this lease agreement is attached hereto. The 1986 lease permitted an expansion of the Zantop facilities, and Zantop built a new hanger on a reconfigured Parcel 2, consisting of approximately 47,000 square feet, said hangar is located on Parcel 2 as indicated on Exhibit "B."

     The 1986 expansion was financed by the issuance of revenue bonds by the Authority in the amount of $3,950,000.00. These bonds are paid through lease payments made by Zantop. Final payment will occur in 1998. The current principal balance due on these bonds is $ 675,000.00 as of June 1, 1997.

     In 1993, Zantop needed additional space and entered and entered into agreements with the City and the Authority which permitted the Authority to issue additional revenue bonds in the amount of $4,500,000.00. With these funds, Zantop constructed a new hangar consisting of approximately 68,500 square feet on Parcels 1 and 2A, as shown on Exhibit "B" (said new hangar being attached to existing buildings). Under the 1993 agreement, Zantop agreed to pay additional rentals sufficient to pay debt service on the bonds through May 1, 2018.

     The principal balance due on these bonds is $ 4,190,000.00 as of May 1, 1997.

     For a better understanding of the 1993 agreements, a "Project

Memorandum" is attached hereto.

     This project memorandum was approved by Zantop, the City and the Authority, and the expansion and financing activities as described in the memorandum were essentially carried out as planned.

     The foregoing information is, indeed, a summary. Many details are not stated, but all pertinent documents are available for review.

     This summary is intended to be a guide to an understanding of the status of Zantop facilities and operations at Macon vis a vis the City and the Authority.



                                                  BFM/6/16/97

                                 [AIRPORT MAP]


                                                          [SEAL][LEGEND FOR MAP]


                                  EXHIBIT "A"

                                 [AIRPORT MAP]


                                                                [LEGEND FOR MAP]


                                  EXHIBIT "B"

CITY OF MACON - GROUND RENTS
Parcels 1 & 2A                          $2,683.14 per month
Parcels 2, A, B, & C                    $2,252.62 per month
                                        ----------------------

Total per month                         $4,935.76
(see attached letter)



MACON - OLD BONDS - SERIES 1986         (DC8 Hangar & Warehouse)

February 1997 - December 1997           $41,035.83 per month

January 1998 - November 1998            $39,325.00 per month

Current Property Insurance:             $10,696.00
(paid direct by Zantop)                 4/21/97-4/21/98



MACON - NEW BONDS - SERIES 1993 (Old Hangar Expansion)
(twice a year)

May:
Principal                               $105,000.00
Interest                                $123,475.00
                                        ----------------------
Total for May                           $229,475.00


November:
Interest only                           $124,475.00



Current property insurance:             $4,627.00
(passed thru from City)                 (10/96-10/97)



Real Estate Taxes:
(Charter Medical & EBU)                 $12,822.00 Annually

Personal Property Taxes:                $21,254 Annually

                    [SEAL OF THE CITY OF MACON, GEORGIA]         [LOGO]

                           CITY OF MACON, GEORGIA
        ---------------------------------------------------------------

    REX ELDER         MIDDLE GEORGIA REGIONAL AIRPORT        GLORIA DURDEN
AVIATION DIRECTOR                                       ADMINISTRATIVE ASSISTANT

                           HERBERT SMART AIRPORT
                             GENERAL AVIATION


JUNE 10 1997


Mr. Jim Lorie
Zantop International Airlines, Inc.
P.O. Box 840
Willow Run Airport
Ypsilanti, Mich. 48197-0840

Dear Jim,

According to your lease with the City of Macon dated December 1986, the rental payment for parcels 1 and 2A is $2,473.00. This rate began on 8/01/93 and runs to 8/01/96.

A Cost of Living increase should have been adjusted to your monthly invoice as of August 1996, but was inadvertently overlooked.

The adjustment should have been done by the formula as follows:


                  August, 1996 CPI-W               154.5
Rent on 8/01/86 x ------------------ = $2,473.00 x ----- = $2,683.14
                  August, 1993 CPI-W               142.4


$2,683.14 new monthly rent payment
$2,473.00 old monthly rent payment
---------
   210.14 x
       11 months back rent
---------
$2,311.54 total owned for back rent payment

Here's the breakdown of total monthly payment due the City on a monthly basis.

$2,683.14 for parcels 1 and 2A
$2,252.62 for parcels 2, A, B and C
---------
$4,935.76


Middle Georgia Regional Airport                                   (912) 786-3760

July's invoice should read:   $4,935.76
                              $2,311.54 back rent
                              ---------
                              $7,247.30

If you should have any questions, please call me at (912) 788-3760.

Sincerely,


/s/ GLORIA DURDEN

Gloria Durden
Administrative Assistant

GD/

                                 CITY OF MACON

                        MIDDLE GEORGIA REGIONAL AIRPORT
[RECEIVED
 APRIL 7, 1997]           OFFICE OF AVIATION DIRECTOR

                             MACON, GEORGIA, 31297

                       TO CITY OF MACON, GEORGIA, DEBTOR


                                                                   April 4, 1997

                                                   RE:  PAYMENT IN LIEU OF TAXES


Zantop International Airlines, Inc.

P.O. Box 840, Detroit Willow Run Apt.
Ypsilanti, Mich. 48197


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Payment in lieu of taxes due City of Macon for Airport lease for 1996.

LEASE DATE 19, DECEMBER 1986:      $ 9,446.20
LEASE DATE 01, MAY 1993:             4,723.20
                                   ----------
                                   $14,169.40
                                   ==========
NOVEMBER 1, 1996 $14,169.40




VENDOR #  C.A.B. #  OPER.  A/C  BUDGET  LOC  TOTAL

 37345    53471      00     0     50    30   14169 40

                        [OFFICE OF THE CITY CLERK SEAL]

                     [OFFICE OF THE CITY CLERK LETTERHEAD]


November 16, 1992



     I, Steven G. Durden, City Clerk, do hereby certify that the attached Resolution #R-92-0091, concerning Zantop International Airlines, is a true and correct copy on file in the City Clerk's Office, City Hall, Macon, Georgia.

/s/ STEVEN G. DURDEN
--------------------------
Steven G. Durden
City Clerk

A RESOLUTION OF THE MAYOR AND COUNCIL OF THE CITY OF MACON, GEORGIA AUTHORIZING THE MAYOR TO EXECUTE THE NECESSARY DOCUMENTS BETWEEN THE CITY OF MACON AND THE MACON-BIBB COUNTY INDUSTRIAL AUTHORITY AND BETWEEN THE CITY OF MACON AND ZANTOP INTERNATIONAL AIRLINES, INC. WITH RESPECT TO CERTAIN PREMISES AND IMPROVEMENTS THEREON AT THE MIDDLE GEORGIA REGIONAL AIRPORT; AND FOR OTHER PURPOSES.

     WHEREAS, Zantop International Airlines, Inc. has indicated its interest in substantially increasing its facilities and operations at the Middle Georgia Regional Airport; and

     WHEREAS, the Macon-Bibb County Industrial Authority, an agency of the City and Bibb County governments, has recommended that the City provide certain support for the projects; and

     WHEREAS, the attached Project Memorandum outlining the terms and conditions of the transactions required to facilitate the project has been considered by this body and is attached hereto as Exhibit "A".

     NOW, THEREFORE, BE IT RESOLVED by the Mayor and Council of the City of Macon and it is hereby so resolved by the authority of the same that the City of Macon has determined that the Project, as outlined on Exhibit "A" hereto, is in the public interest, will result in a substantial number of new employment opportunities and, in general terms, stimulate economic conditions in Macon; and

     BE IT FURTHER RESOLVED that the City of Macon hereby expresses its commitment to enter into the arrangements described in Exhibit "A" and cordially invites Zantop to proceed with its plans for expansion based upon said commitment of the City to undertake the obligations which would be imposed by the arrangements described in Exhibit "A" attached hereto; and

     BE IT FURTHER RESOLVED that the Mayor is authorized to continue negotiations and discussions with Zantop and is further authorized to execute any legal documents necessary to effectuate this transaction according to the terms and conditions of Exhibit "A" attached hereto.

     SO RESOLVED this 3rd day of November, 1992.


                                                  /s/ [ILLEGIBLE]
                                                  ----------------------------
                                                  President, City Council

     SO APPROVED this 4th day of November, 1992.


                                                  /s/ TOMMY C. OLMSTEAD
                                                  ----------------------------
                                                  Mayor



           City of Macon, Ga.                     SUBMITTED TO MAYOR'S OFFICE
I do hereby certify that the above and               November 4, 1992
foregoing Resolution was duly passed at           ---------------------------
the Regular Meeting of the Council of             RETURNED FROM MAYOR'S OFFICE
the City of Macon, held November 3, 1992.           November 10, 1992
Witness my hand and seal of the City of           ---------------------------
Macon this November 4, 1992.                                         on
/s/ [ILLEGIBLE]                                                      11:30 AM
----------------------------------------
           Clerk of Council

                               PROJECT MEMORANDUM
               ZANTOP INTERNATIONAL AIRLINES, INC. 1992 EXPANSION

     Zantop International Airlines, Inc. ("Zantop") has operated an aircraft maintenance, overhaul and repair facility at Middle Georgia Regional Airport since 1980. Zantop now employs approximately 335 people in skilled and managerial positions. Exhibit "A" attached hereto is a Historical and Statistical Highlights summary of Zantop operations. Exhibit "B" attached hereto (letter from Zantop to Tom Moody) sets forth some details of Zantop expansion plans.

     Zantop has proposed to substantially increase its operations and its employment at the airport if satisfactory facilities can be provided.

     This memorandum outlines the general details of a proposed transaction which will permit expansion of facilities and operations of Zantop. It is understood by the parties that if the general plan as outlined herein is approved by Zantop, the City of Macon, County of Bibb and the Macon-Bibb County Industrial Authority ("Authority"), the project will be undertaken and the necessary documentation will be put in place to consummate the transactions involved.

     The following definitions shall apply throughout this Project Memorandum.

                                  EXHIBIT "A"

     (a) "Hangar I" means the original hangar built for Hawaiian Airlines owned by the City and leased by Zantop and shown outlined in red on Exhibit "C";

     (b) "Hangar II" means the hangar constructed in the 1986-87 period now in use by Zantop and shown outlined in green on Exhibit "C";

     (c) "Hangar I Additions" means the additions to be made to Hangar I and support facilities (including fixed permanent equipment) to be constructed and acquired, said additions shown outlined in blue on Exhibit "C";

     (d) "Hangar III" means Hangar I, together with Hanger I Additions (red and blue on Exhibit "C");

     (e) "Zantop Series 1992 Bonds" means the bonds described in paragraph 4 hereunder.

     1.   New Facilities. Hangar I Additions, consisting of approximately
61,500 square feet will be constructed on the airport ramp adjacent to and connected with Hangar I so as to constitute Hangar III. A plat generally outlining the existing areas under lease by Zantop and depicting the location of Hangar I improvements is attached as Exhibit "C". The cost of the new facilities is estimated to be approximately $4,000,000, but in any event, no more than $4,500,000 ("Project Costs").

     2. Site Improvements. In order to accommodate the Zantop expansion, substantial improvements need to be made to airport properties, including improvements of portions of ramp space located upon Parcels 1 and 2 as shown on Exhibit "C" and upon ramp space adjacent thereto, vehicular parking expansion and improvements, storm water drainage improvements, augmentation of the existing fire protection water supply and other miscellaneous improvements. The scope of these improvements and the estimated costs thereof will be determined by the parties on an expedited basis. A preliminary list of improvements is attached as Exhibit "D" hereto. An analysis of the improvements indicates that some of the items are quite directly related to the Zantop project, and others are indirectly related to the project, but nevertheless necessary to approximately and conveniently accommodate Zantop's expansion as well as for the improvement for the infrastructure of the City's airport. The Authority shall pay the costs for Items shown on Exhibit "D".

     3. Financing. Project Costs will be financed through a lease arrangement between the City, Industrial Authority and Zantop. The term "Project Costs" as used in this memorandum shall include the actual cost of the Hangar I Additions, the cost for site improvements as described in Exhibit "D", capitalized interest on the bonds during the construction period minus estimated construction fund earnings and two percent of the bond amount for issuance costs as allowed under current federal law. The Macon-Bibb County Industrial Authority will issue revenue bonds in an amount not to exceed $4,500,000 for the cost as described above. Zantop will enter into a twenty-five year lease of Hangar III (the "1992 Lease") and lease payments shall be sufficient under the term of the lease to retire all debt service on the bonds to be issued for Project costs (the "Basic Fixed Rental"), as well as $2,473.00 per month commencing on August 1, 1993 (allocated as rent for Parcel 1 charged by the City (the "Additional Rent"). Zantop shall also pay to City the sum of $10,000 per year as a payment for City services on Hangar I Additions, in addition to other rental payments, said payments to commence on November 1, 1993, and continue through the term of the 1992 Lease. Further, Zantop shall make payments for City services as required by Paragraph 5(A) of the lease agreement between the parties dated December 19, 1986 (the "1986 Lease"), and these payments shall continue through the term of the 1992 Lease. Further, the $10,000 per year payment described above shall be adjusted each four (4) years commencing on November 1, 1997, in accordance with the CPI adjustment formula set forth in Paragraph 5(A) of the 1986 Lease: provided however that in no event shall said payment ever be less than $10,000. In consideration for Zantop's inclusion of site improvements in the Project Cost and their payment of excess issuance costs over and above amounts that can be financed with proceeds of the tax exempt bonds, such cost to be in excess of $200,000.00, the City agrees that for a period of twenty years, beginning on November 1, 1993, Zantop will be credited $10,000 annually against amounts owed to the City for City services on Hangar I additions. Additionally, Zantop agrees to grant and convey to the City a security interest in its leasehold interest and all improvements located on Parcels 2, A, B and C. Prior to August 1, 1993, rents shall continue as presently required by the 1986 Lease, and Additional Rent payments shall be adjusted every four (4) years. The debt service on the bonds will be guaranteed by the City, but the lease payments by Zantop shall be sufficient for a period of twenty-five years so as to cover all debt service, payments for City services and Additional Rent. Furthermore, the parties agree that in the event the City allows Zantop to construct additional improvements in the future on the leased premises at Zantop's sole expense and without any financing to be guaranteed by the City, in any way, then the City will not require an additional payment for City services regarding the proposed future improvements.

     4. Contract for construction of Hangar I Additions. The Authority shall contract with Zantop to construct the Hangar I Additions. Plans and specifications shall have prior approval of the City. Construction costs shall be paid from bond proceeds.

     5. Terms of the Lease. Based upon a $4,500,000 Zantop Series 1992 Bond issue, the Basic Fixed Rental to be paid by Zantop over a 25 year period will be approximately $372,000 per year assuming a 6.6% average interest rate. This rental will pay all debt service on the Series A Bonds. The actual Basic Fixed Rental will be determined by the interest rate at the time the bonds are sold.

     Except for the ramps and taxiways located on the Leased Premises, Lessee shall, at its own expense, maintain the leased premises during the term of this Lease and any renewal or extension thereof in presentable condition and, in doing so, shall keep the premises in a presentable, safe and neat condition.

     Lessor shall not be required to make any repairs or improvements to said leased premises (excluding ramps and taxiways) during the term of this Lease, or any renewal or extension hereof. It is agreed that Lessee shall have the right to make such improvements to the leased premises as may be agreed in writing between the parties, and it is further agreed that any building or permanent improvements erected or constructed on said premises shall, upon construction or erection, become part of the realty and become the property of Lessor, subject to the Lessee's right of use and occupancy during the term of this Lease or any extensions thereof.

     Lessor, in its reasonable discretion, shall be the sole judge of the quality of maintenance of the leased premises by Lessee. Upon written notice by Lessor, through its Airport Director, the Lessee shall be required to perform whatever reasonable maintenance Lessor may deem necessary. If said maintenance is not undertaken by Lessee within ten (10) days after receipt of written notice, Lessor shall have the right to enter the leased premises and perform the necessary maintenance, Lessee being liable for the cost thereof.

     In addition to the base rental and the Additional Rent, Zantop shall, each year, make a payment to the County of Bibb of ad valorem taxes as follows:

     (a)   Ad valorem taxes on all personalty, machinery and equipment;

     (b) Public utility taxes on Zantop aircraft located upon Zantop property;

     (c) Since Parcel 1 and the facilities located thereon are, and will continue to be, owned by the City through the Industrial Authority, there shall be no ad valorem taxes made to Bibb County, upon Parcel 1 and all facilities thereon which constitute real property.

     The parties recognize that the ownership of the facility shall be in the Industrial Authority during the release period or any extension thereof. The lease will also provide that the Industrial Authority shall convey the facility to the City of Macon at the time the lease is terminated and all debt service has been retired.

     6. Term of Lease of Adjoining Parcels. While the terms of existing leases as set forth in the lease agreement between the parties dated December 19, 1986, shall remain the same except as specifically amended herein, the lease term on Parcels 2, A, B and C shall be extended to the same date as the 25 year lease pertaining to Parcel 1.

     7. Renewal Options. All leases pertaining to all Zantop facilities (Parcels 1, 2, A, B and C) shall provide two ten year options to renew, such renewals to require fair market value rentals.

     8. Property Line Dividing Parcels 1 and 2. The parties recognize that the present property line dividing Parcel 1 and Parcel 2 would, as presently located, traverse Hangar I additions. The necessary arrangements for establishing the new property line will be made for locating Hangar 3 in its entirety upon Parcel 1.

     9. Fuel Fee. The provisions of Paragraph 4 of the 1986 Lease shall be included in the 1992 Lease, except that the one cent ($.01) per gallon charge shall be changed to two cents ($.02) per gallon and shall be subject to adjustment every four (4) years, beginning November 1, 1997, based upon the increase in the Consumer Price Index as outlined in paragraph 5(A) of the 1986 Lease.

     10. Other Lease Terms. The lease will be net-net-net. Zantop shall pay all maintenance, insurance, utilities. The City shall be obligated to maintain ramp space and taxiways on the leased property.

     Additionally, Zantop agrees to cooperate with the City in the City's due diligence analysis of Zantop's financial condition.

     NOTE:   This Project Memorandum is based upon the availability of tax exempt bonds. In the event we cannot have the project qualified as an exempt governmental facility, the financing costs will be substantially higher than indicated in Paragraph 5 above.

                   [ZANTOP INTERNATIONAL AIRLINES, INC. LOGO]

                                   HISTORICAL
                            & STATISTICAL HIGHLIGHTS
                            ------------------------


          Although Zantop International Airlines, Inc., was organized on May 30, 1972, its history goes back to 1946, shortly after World War II, when Duane Zantop, sole stockholder of the present company, and his brothers organized Jackson Flying Service. Shortly thereafter they formed an airline known as Zantop Air Transport and moved their operation to Detroit's Metro Airport from where they moved freight and passengers under a Supplemental Air Carrier Certificate. In 1966, Zantop Air Transport, by then the world's largest Supplemental Air Carrier, was sold to a New York based group of investors. This company changed its name and operated out of Willow Run Airport and Oakland, California, until its demise in April of 1972.

          To fill the need of local industry, especially the automotive companies, Zantop International Airlines was formed with an original capital cash investment of $50,000, a lot of talent, and many cooperative suppliers. It is the only scheduled airline with its corporate offices in Michigan and the only one operating an air cargo hub in the state.

          Zantop International Airlines provides all-cargo scheduled and charter service within the USA and charter service internationally from its base at Detroit's Willow Run Airport. In May 1978, the company received authority to provide general cargo service and, by 1980, expanded into a scheduled hub system at Willow Run Airport serving 19 of its own air freight stations throughout the USA.

          Zantop maintains FAA-approved repair stations at both Willow Run Airport and at its maintenance facility at the Macon Municipal



                                   EXHIBIT A

Zantop International Airlines, Inc.
Historical & Statistical Highlights                                       Page 2
--------------------------------------------------------------------------------


Airport in Georgia. At Macon, the company provides its customers with aircraft maintenance, heavy transport airframe modifications, non-destructive testing, avionics repair and overhaul.

          General Information

          Fleet

          21 Lockheed Electra; 13 Convair CV640; 2 Douglas DC-8

          Executives

          President/Chairman                      Duane A. Zantop
          Executive V.P.                          James M. Zantop
          Vice Presidents:
                    Materials                     Duane G. Zantop
                    Personnel                     Edwin W. Freitag
                    Maintenance                   Edward A. Bahn
                    Cargo                         Peter Howarth
                    Finance                       Robert C. Dillon
                    Flight Opns.                  Robert L. Weir

          Employees - 1,000

          Head Office

          840 Willow Run Airport
          Ypsilanti, Michigan 48198 U.S.A.

          Telephone - 313/941-8900                Telex - 230-479 ZANTOP YPSI
                       or 485-8900                  Fax - 313/485-4813




                                                                      6/01/92

                              [ZANTOP LETTERHEAD]

September 02, 1992



Mr. Tom Moody, Executive Director
Macon-Bibb Co. Industrial Authority
305 Colesium Drive
Macon, GA 31202

Dear Tom:

     Zantop International Airlines moved into the Macon Airport facility during the fall of 1980. Attracting us to the area was a hangar facility capable of housing the L-188 electra aircraft which is the predominant type in Zantop's fleet. Other factors included generally mild climate, a good recruit area for aircraft mechanics, and a very congenial city and county government. Throughout the years Zantop's needs have changed and we have progressed into a premier third party maintenance provider. Major milestones for this facility include the following:

     1.  1982  Began providing contract third party maintenance service.

     2.  1985  Received FAA Repair Station Certification.

     3. 1985 Acquired supplemental type certificate (STC) allowing Zantop to convert DC-8 passenger aircraft to all cargo configuration.

     4. 1985 Completed first DC-8 modified cargo aircraft 25 aircraft completed to date.

     5.  1985  Entered into agreement to build new 40,000 square ft. hangar.

     6. 1986 Developed all data and received STC for L-188 flight director installation.

     7.  1987  Established a formal training department.

     8.  1988  Completed construction of new 40,000 square ft. hangar facility.

     The facility has grown from approximately 65 employees in 1980 to 335 at the present time. Temporary employees used during 1990 and 1991 boosted employment to over 500. Annual payroll has increased to $7,800,000.00 and local vendor (Middle Georgia) orders surpass $1,600,000.00 annually.



                                   EXHIBIT B

     Zantop has steadily increased the Macon sales in spite of a turbulent and difficult economic environment. These sales are almost entirely to non-Georgia companies and include work on European aircraft. Zantop's total Macon sales in 1991 was $14.4 million and it should be noted that most economist have found a spending multiplier of about six (6) for facilities such as Zantop so that each dollar spent in the Macon area will have about a six dollar impact on merchants in the area.

     During the last two years the FAA has mandated and operators are now requiring that an aircraft which is having large amounts of maintenance performed on it be placed into a suitable hangar facility. Since we are primarily involved in DC-8 type aircraft, a need for more space to hangar these aircraft has arrived. In order for Zantop to expand our customer base and also receive a larger portion of our existing customer's work we must expand the present facility. When completed an additional 140 employees would be required to man load one line of aircraft. The majority of these employees would be aircraft sheetmetal and could be hired from the local technical schools.

     I have been working with Chris Sheridan to develop some preliminary plans as to what Zantop's needs are. We feel the plans are acceptable and now are at the point in which you need to be involved since the city owns the hangar that will be enlarged.

     Would you please develop some ideas on various ways we could proceed with this project. Jim Zantop will be in town on September 14 and we will meet in your conference room on September 15, 1992.

     We look forward to working with you on this project and hopefully we will have another hangar by this time next year.


Best regards,


Timothy J. [ILLEGIBLE]
Manager of Maintenance

                                 [AIRPORT MAP]


                                                                [LEGEND FOR MAP]


                                   EXHIBIT C


       ______SUME OF WATER AVAILABLE FOR FIRE PROTECTION NEEDS TO BE           ESTIMATED
       _____EASED IN ORDER TO MEET CODE REQUIREMENTS FOR THE NEW HANGAR.         COSTS
       IT IS PROPOSED TO MEET THIS REQUIREMENT BY PROVIDING A MEANS TO
       REFILL THE RESERVOIR DURING A FIRE RATHER THAN INCREASING THE SIZE
       OF THE RESERVOIR. ALSO, THE SIZE OF THE NEW HANGAR WILL REQUIRE
       ADDITIONAL PUMPING CAPACITY IN THE AIRPORT'S EAST RAMP, FIRE
       PROTECTION PUMPING STATION.                                              ($ 30,000.00)

II.    RAMP EXTENSION

       THE DEPTH OF THE RAMP NEEDS EXTENDED TOWARD THE TAXIWAY TO PROVIDE
       AN ADEQUATE MANEUVERING AREA IN FRONT OF THE HANGARS. FORTUNATELY
       THE GRASSED AREA BETWEEN THE RAMP AND TAXIWAY "CHARLIE" IS ACTUALLY
       PAVED -- THE PAVEMENT DATES BACK TO WORLD WAR II. RATHER THAN HAVING
       TO CONSTRUCT AN EXPENSIVE, FULL DEPTH PAVEMENT, IT IS ANTICIPATED THAT
       THE AREA WILL ONLY NEED AN ASPHALT WEARING SURFACE PAVED OVER THE
       ORIGINAL WORLD WAR II PAVEMENT.                                          ($ 46,000.00)

III.   PARKING

       ADDING TWO HANGAR BAYS WHICH WILL ACCOMMODATE DC-8'S WILL ADD
       APPROXIMATELY 250 EMPLOYEES TO ZANTOP'S PAYROLL. ADDITIONAL PAVED
       PARKING AND THE PAVING OF EXISTING, STONE SURFACED PARKING LOTS IS
       NEEDED.                                                                  ($ 37,000.00)

IV.    RAMP AT FRONT OF NEW HANGAR.

       THE GRADE OF THE EXISTING RAMP AT THE FRONT OF THE NEW HANGAR WILL
       NEED TO BE INCREASED IN ORDER TO MEET CODE REQUIREMENTS FOR DRAINAGE
       AWAY FROM THE HANGAR. THIS CAN BE ACCOMPLISHED BY PAVING A TAPERED
       WEARING SURFACE ON TOP OF THE EXISTING RAMP. THE MAXIMUM DEPTH OF THE
       NEW ASPHALT AT THE HANGAR WILL BE 3 INCHES AND IT WILL TAPER TO THE
       EXISTING RAMP SURFACE FIFTY FEET OUT IN FRONT OF THE NEW HANGAR.         ($ 11,000.00)

V.     REPAIR OF SOFT AREAS IN PAVEMENT OF RAMP

       THERE ARE SEVERAL DETERIORATED AREAS IN THE PAVEMENT OF THE EXISTING
       RAMP WHICH NEED ATTENTION. THE OTHER PAVING REQUIRED FOR THE PROJECT
       PRESENTS AN ECONOMICAL OPPORTUNITY TO MAKE THESE NEEDED REPAIRS. THE
       DETERIORATED AREAS IN THE RAMP ARE PRESENTLY HAVING TO BE COVERED BY
       STEEL PLATE IN ORDER TO PREVENT DAMAGE TO AIRCRAFT LANDING GEAR.         ($ 15,000.00)
                                                                                ------------
                                                 ESTIMATED TOTAL                ($139,000.00)

CENSORED BY:  /s/ TOMMY C. OLMSTEAD
          -------------------------
          MAYOR TOMMY C. OLMSTEAD
=========================================================================

APPROPRIATIONS COMMITTEE
                              REPORT OF COMMITTEE

/s/ THERESA USSEY                                     Ordinances & Resolutions
-------------------------                             ------------------------
                                                      /s/ THELMA DELLUEL
/s/ ILLEGIBLE
-------------------------

/s/ AMBREY SUMMITT
-------------------------

/s/ DELOIR BROOKS
-------------------------

/s/ WILL DIRBY
-------------------------

ACTION TAKEN & DATE:  Approved 11-3-92
                    --------------------

PREPARED BY THE ASSISTANT CITY ATTORNEY:  /s/ CALDER F. PINKSTON
                                        ---------------------------------
                                              Calder F. Pinkston


APPROVED AS TO THE LEGAL FORM BY THE CITY ATTORNEY:  /s/ JOAN W. HARRIS
                                                   ----------------------
                                                         Joan W. Harris

=========================================================================

                                   R-92-0091
       ===============================================================
                                       A

                                   RESOLUTION
       ---------------------------------------------------------------
                                       OF

       THE MAYOR AND COUNCIL OF THE CITY OF MACON, GEORGIA AUTHORIZING THE MAJOR TO EXECUTE THE NECESSARY DOCUMENTS BETWEEN THE CITY OF MACON AND THE MACON-BIBB COUNTY INDUSTRIAL AUTHORITY AND BETWEEN THE CITY OF MACON AND ZANTOP INTERNATIONAL AIRLINES, INC. WITH RESPECT TO CERTAIN PREMISES AND IMPROVEMENTS THEREON AT THE MIDDLE GEORGIA REGIONAL AIRPORT; AND FOR OTHER PURPOSES.


       Read first time  October 6, 1992
                                        CM

       and referred to the Committee on

       Appropriations


       ===============================================================

                                   REPORT

       Rendered  November 3, 1992
                                  CM


       and  Adopted



       ===============================================================

       c - Mayor, Carter, _______  _______  _______

                                LEASE AGREEMENT

STATE OF GEORGIA

COUNTY OF BIBB

          THIS AGREEMENT made and entered into this 19th day of December, 1986, by and between the CITY OF MACON, GEORGIA, (hereinafter called the "City") and ZANTOP INTERNATIONAL AIRLINES, INC., a Michigan corporation, having its principal place of business at Willow Run Airport in the city of Ypsilanti, State of Michigan (hereinafter called "Zantop").

                                WITNESSETH THAT:

          WHEREAS, the City owns and operates the Lewis B. Wilson Airport ("Airport") in Bibb County, Georgia; and

          WHEREAS, on September 5, 1979, the City leased a portion of the Airport property shown as Parcel "1" on the plat attached hereto as Exhibit "A" to the Macon-Bibb County Industrial Authority, said Authority having thereafter leased said property to Hawaiian Airlines, Inc. for use as an aircraft repair and maintenance center; and

          WHEREAS, Hawaiian Airlines, Inc. thereafter subleased said Parcel 1 to Zantop by a sublease agreement dated September 2, 1980; and

          WHEREAS, the Authority and the City both agreed to and approved said sublease; and

          WHEREAS, the Authority and Zantop have executed two lease amendments dated October 4, 1982 and September 12, 1983; and

          WHEREAS, on September 13, 1985, the city leased an additional parcel of land to Zantop, said additional parcel being adjacent to the aforesaid Parcel "1" and shown as Parcel "2" (consisting of an apron area of 99,068 square feet and a ground lease area of 100,932 square feet), as well as Parcels "A", "B", and "C" on Exhibit "A" attached hereto.

          WHEREAS, Zantop now proposes to build a new hangar on the leased premises which will be approximately 47,000 square feet, said hangar to be located on Parcel "2" as indicated on Exhibit "B"; and

          WHEREAS, the parties wish to merge all previous leases adopted between the City and Zantop into one comprehensive agreement; and

          WHEREAS, Zantop anticipates the employment of approximately 200 additional persons in connection with the expanded facilities and expanded maintenance activities.

          NOW THEREFORE, be it agreed between the parties, in consideration of the mutual obligations and covenants hereinafter contained, that:

          1. Leased Premises. The City does hereby lease and rent unto Zantop the realty shown as Parcel "1," Parcel "2," Parcel "A", Parcel "B", and Parcel "C" shown on the plat attached hereto as Exhibit "B", together with all improvements presently on the leased premises, as well as all improvements to be erected thereon.

          2.  Term of Lease.

          A. This Lease, as it pertains to Parcel "1", Exhibit "B", shall begin on the 1st day of August , 1993, and shall end on October 31, 2007; provided, however, that the existing lease terms relating to Parcel "1", Exhibit "A", shall remain in force from the date of this Lease to August 1, 1993. See Exhibit "C" (Joinder Agreement).

          B. This Lease, as it pertains to Parcels "2," "A," "B," and "C," Exhibit "B", shall begin on November 1, 1986 and shall end on October 31, 2007.

          3.  Rental.

          A. Zantop shall pay the City, on the first day of each month in advance during the term of this lease, the sum of $2,473.00 as rent for Parcel "1." Said rental shall be adjusted each three years, commencing on August 1, 1996, as follows:

              The rental of $2,473.00 per month shall be increased by the same percentage by which the cost of living has increased, if any, from the beginning of this Lease to the beginning of the three year period for which each rent adjustment is computed, based upon the increase, if any, in "all item," Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average: All Items (1967 = 100), published by the United States Bureau of Labor Statistics (Index). The adjusted monthly rental so computed shall continue through each three year period for which each computation of rent adjustment shall have been made. In no event shall the monthly rental be less than $2,473.00.

               B. Zantop shall pay to the City, on the first day of each month in advance during the term of this lease, the sum of $1649.98 as rent for Parcels "2," "A," "B," and "C." Said rental shall be adjusted each three years, commencing on September 1, 1988, as follows:

               The rental of $1649.98 per month shall be increased by the same percentage by which the cost of living has increased, if any, from the beginning of this Lease to the beginning of the three year period for which each rent adjustment is computed, based upon the increase, if any, in "all items," Consumer Price
               Index for Urban Wage Earners and Clerical Workers, U.S. City
               Average: All Items (1967 = 100), published by the United States Bureau of Labor Statistics (Index). The adjusted monthly rental so computed shall continue through each three year period for which each computation of rent adjustment shall have been made. In no event shall the monthly rental be less than $1649.98.

               4. Additional Rent if Aircraft Fuel is Not Purchased From A City Lessee. In the event that Zantop should not purchase all of its Macon uplift aircraft fuel requirements from a vendor which, at the time of purchase, is a direct or indirect lessee of the City, then, and in that event, Zantop shall pay to the City as additional rent One Cent ($.01) on each gallon of aircraft fuel purchased from a vendor who is not then a direct or indirect lessee from the City. Lessees from the City who sell aircraft fuel at the Airport are required to pay to the City as rental One Cent ($.01) per gallon as part of the consideration for their leases, and the purpose of this paragraph of the Agreement is to assure that the City will not lose this revenue should Zantop purchase aircraft fuel from a vendor which is not a direct or indirect lessee from the City. Nothing contained in this Lease shall prevent Zantop from purchasing from a vendor of its choice.

         The term "Macon uplift aircraft fuel" means the fuel that is loaded into Zantop's aircraft tanks at the Airport.

         5.   Payment in lieu of taxes.

         A. Zantop agrees to make a payment in lieu of taxes to the City for the existing hangar facility located on Parcel "1", Exhibit "B", on November 1, 1994, and on that date each year thereafter for the balance of the Lease Agreement and all option periods which are exercised by Zantop. Said payment in lieu of taxes shall be in addition to the rental payments provided for in this lease. Said payment in lieu of taxes shall be figured as follows:

     Gross Value of Hangar on January 1, 1994     = $1,500,000
     x 82% (Current estimated Value Ratio
            for Industrial Facilities)            = $1,230,000
     x 40% Net Taxable Value                      = $  492,000
     x the mileage rate levied by the City of Macon in the year 1994 and in each year thereafter.

         The Gross Value will be fixed for a period of five years. Commencing on November 1, 1999 and every five years thereafter the Gross Value shall be increased by the same percentage by which the cost of living has increased, if any, from January 1, 1994 to the beginning of the five year period for which each payment in lieu of taxes adjustment is computed, based upon the increase, if any, "all items," Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City average: all items (1967 = 100) published by the United States Bureau of Labor

Statistics (Index). The adjusted payment in lieu of taxes so computed shall continue through each five year period for which each computation of said payment in lieu of taxes adjustment shall have been made. In no event shall the Gross Value be less than $1,500,000.

         B. Zantop agrees to make a payment in lieu of taxes to the City for the new hangar facility located approximately as shown on the attached Exhibit "B" on November 1, 1988, and on that date each year thereafter for the balance of the Lease term and all option periods which are exercised by Zantop. Said payment in lieu of taxes shall be in addition to the rental payments provided for in this lease. Said payment in lieu of taxes shall be figured as follows:

     Gross Value of Hangar on January 1, 1988     = $3,000,000
     x 82% (Current estimated Value Ratio
            for Industrial Facilities)            = $2,460,000
     x 40% Net Taxable Value                      = $  984,000
     x the mileage rate levied by the City of Macon in 1988 and in each year thereafter.

         The Gross Value will be fixed for a period of five years. Commencing on January 1, 1993 and every five years thereafter, the Gross Value shall be increased by the same percentage by which the cost of living has increased, if any, from January 1, 1988 to the beginning of the five year period for which each payment in lieu of taxes adjustment is computed, based upon the increase, if any, in "all items" Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average: all items (1967 = 100), published by the United States Bureau of Labor Statistics (Index). The adjusted payment in lieu of taxes so computed shall continue through each five year period for which each computation of the payment in lieu of taxes adjustment shall have been made. In no event shall the Gross Value be less than $3,000,000.

         C. Zantop agrees that in the event any improvements (other than routine repairs and maintenance) are made to any of the hangar facilities located on the leased premises, or if new facilities are constructed, that it will report the costs of said improvements or new facilities and the same formula outlined above would then be applied to the improvements so as to increase the payments in lieu of taxes proportionately.

         6. Option. Zantop shall have the option of extending the term of the lease of the same terms and conditions for two renewal terms of ten years each. Said option shall be exercisable as follows:


         Not more than one year nor less than six months prior to the expiration of the original term, Zantop shall, if it desires to exercise these options, notify the City in writing of its election to exercise a renewal option. Should Zantop fail to do so within such time, its right to exercise shall nevertheless be extended until thirty days after the City notifies Zantop in writing that it has not received a notice of exercise from Zantop.

7. Construction of New Hangar Facility. Zantop agrees to construct a new hangar and shop facility on the site shown as the "proposed hangar" on the attached Exhibit "B" entirely at Zantop's expense. The City will not be called upon to assume nor guarantee any debt in connection with the costs of this new hangar which is estimated to be $3,000,000. Zantop further agrees that construction must commence on said new facility on or before June 30, 1987. Once construction has commenced, Zantop agrees to prosecute the same with due diligence to completion of the facility. For the purposes hereof, construction will be deemed to have commenced upon the accomplishment of the following, with evidence thereof to the City: (a) Zantop and its general contractor shall have entered into a contract for the construction of said facility, and (b) the general contractor shall have begun the performance of such contract, including at the minimum the commencement of rough grading activities and the excavation of footings and foundations. The City at its sole option may extend the date by which construction must commence, however, said date shall not be extended to a date any later than September 30, 1987.

         8. Use. The Leased Premises are primarily to be used for air cargo operations, the maintenance, overhaul, modification and repair of aircraft, and for office and administrative functions related thereto, and may be used for any other lawful purpose or purposes which are not in conflict with the normal operations of the Airport. Zantop is specifically granted the right to construct, operate and maintain one or more aircraft hangars, shops, office facilities and any and all other improvements necessary to carry out Zantop's operations at the Airport, provided that the construction of such facilities shall be in accordance with all reasonable policies and guidelines of the City and the Federal Aviation Administration. Zantop shall, at its own expense, repair all damages to the premises caused by its employees, patrons, or its operation thereon, and shall maintain and repair all equipment thereon, including any drainage installations, paving, curbs, islands, buildings, and improvements.

         The City shall not be required to make any repairs or improvements to said leased premises during the term of this Lease, or any renewal or extension hereof. It is agreed that Zantop shall have the right to make the improvements referred to above and such other improvements to the Leased Premises as may be agreed in writing between the parties. It is further agreed and provided that no mobile or portable building or trailer, placed upon the Leased Premises, shall at any time be used for living or sleeping quarters and shall be used only in connection with the operation of the business of Zantop, hereinbefore specified.

         The City, in its reasonable discretion, shall be the sole judge of the quality of maintenance of the Leased Premises by Zantop. Upon written notice by the City, through its Airport Director, to Zantop, Zantop shall be required to perform whatever reasonable maintenance City may deem necessary. If said maintenance is not undertaken by Zantop within ten (10) days after receipt of written notice, the City shall have the right to enter upon the Leased Premises and perform the necessary maintenance, Zantop being liable for the cost thereof.

         Upon the termination of this Lease, Zantop shall return the premises and any such improvements to City in good condition, reasonable wear and tear and uninsured casualty damage excepted, and such improvements shall become the property of City. Zantop shall maintain such facilities constructed by Zantop in good condition and the City shall have no responsibility or liability for the construction or maintenance of said facilities.

         9. Responsibility of the City to Maintain Aircraft Aprons. Notwithstanding the provisions of the preceding paragraph, the City agrees to maintain the apron lease areas, consisting of a total of 294,500 square feet as shown on Exhibit "B" in good and serviceable condition.

         10. Liability of City. It is agreed that the City shall not be responsible or liable for the loss of or damage or injury to persons occurring on or about the Leased Premises. Zantop shall at all times keep the premises in a safe condition for its invitees and licensees. Zantop agrees to indemnify, hold City harmless and defend City in respect of damage or injury to City, the Leased Premises and the property or persons of City's other tenants, or anyone else, on or about the Leased Premises.

         11. Subletting. Zantop may sublet all or any portion of the Leased Premises, provided, however, that it shall first obtain the written consent of the City, which consent shall not be unreasonably, arbitrarily or capriciously withheld.

         12. Other Agreements. Zantop shall not enter into any transaction which would deprive City of any of the rights and powers necessary to perform all covenants or other obligations under various type agreements with the United States of America relating to the use of Airport property.

         13. Removal of Equipment. Zantop may (if not in default hereunder) at any time prior to the termination of this Lease, or any extension hereof, remove all fixtures and equipment which it has placed on the Leased Premises or in any improvements erected thereon, provided that Zantop shall repair all damages to the premises caused by such removal.

         14. Assignment. The City recognizes that it shall be necessary for Zantop to assign all its rights under this lease as security and collateral for the project funds required for the improvements to be made upon the leased premises and the City consents and agrees to such assignment or assignment for such purposes; provided that any entity which obtains ownership of such rights or obtains possession of the leased premises because of a default on the part of Zantop in connection with the financing arrangements for said improvements shall only have such rights as provided to Zantop by this lease and any such entity shall be entitled to exercise such rights upon the continuing acceptance of the obligations of Zantop imposed by this lease.

         15. Default. It is mutually agreed that in the event Zantop should default in the payment of rent, when due, or any other default occurs as to the performance of other terms and provisions of this Lease, and Zantop fails to cure any such default within ninety (90) days after the date of receipt of written notice of default from the City, or if Zantop should be adjudicated a bankrupt; then, in any event, the City may terminate this Lease: provided, however, that upon such default occurring the City shall also notify IDBI Managers, Inc., as managing general agent for Firemen's Insurance Company of Newark, New Jersey (the "Agency"). Such notice to the Agency shall be simultaneous with the notice given to Zantop, and after such notice of default to Zantop and the Agency, the Agency may, pursuant to the financing agreements between Zantop and the Agency, assume lease payments or other obligations required by this Lease so as to cure such default. Upon such termination of this Lease by the City, Zantop will at once surrender possession of the Leased Premises to the City and will remove all of Zantop's property therefrom. The City may forthwith re-enter the Leased Premises and take possession thereof, and it may remove all persons and effects therefrom, using such force as may be reasonably necessary without being guilty of trespass, forceful entry, detainer or other tort.

         16. Reasonable Access. The City shall at all times provide Zantop with reasonable access to the Leased Premises by vehicles, aircraft, and pedestrians. Zantop agrees that the City shall have reasonable access over and upon the Leased Premises for inspection, security emergencies or other purposes which do not unreasonably interfere with the use of the Leased Premises by Zantop.

         17. Signs. Zantop shall place no signs upon the outside walls or roof of the Leased Premises, except with the written consent of the City, which consent shall not be unreasonably, arbitrarily or capriciously withheld.

         18. Attorney's Fees. If any rent owing under the terms of this Lease is collected by or through an attorney at law, Zantop agrees to pay an additional fifteen percent (15%) thereof as attorney's fees.

         19. Strict Compliance. Time is of the essence of this contract. All rights conferred upon the City to enforce this Lease are cumulative of those conferred by law. The waiver of any provision hereunder by the City shall not constitute a waiver of its rights to demand exact compliance with all terms hereof.

         20. Peaceable Enjoyment. The City agrees that upon payment of the rent herein provided for, and upon observance and performance by Zantop of the covenants herein contained and on the part of Zantop to be observed and performed. Zantop shall peaceably hold and enjoy the Leased Premises for the term of this Lease, without hindrance or interruption by the City or any person or persons lawfully or equitably claiming by, through or under the City.

         21. Building Restrictions. Zantop agrees to be bound by the aircraft parking line and building restriction lines which are applicable to the Leased Premises and agrees, further, to abide by all Federal Rules and Regulations governing the use of the Airport.

         22. Representations of Zantop. Zantop represents that the availability of the Leased Premises are vital for its use and operations at the Airport and that Zantop anticipates construction of additional facilities for expanded operations. Zantop agrees to cooperate with the City in the use of all or part of the Leased Premises by others in the event Zantop does not fully utilize same.

         23. Force Majeure. For the purpose of any of the provisions of this Agreement, neither City nor Zantop, as the case may be, nor any successor in interest, shall be considered in breach of, or default in, the obligations thereof with respect to this Agreement in the event of enforced delay in the performance of such obligations due to unforeseeable causes beyond the control and without the fault or negligence thereof, including, but not restricted to, acts of God, acts of the public enemy, acts of the Federal Government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather or delays of any contractor or subcontractors due to such causes, it being the purpose and intent of this
Section 23 that in the event of the occurrence of any such enforced delay, the time or times for performance of the obligations of City or Zantop, as the case may be, with respect to this Agreement shall be extended for the period of the enforced delay; provided that the party seeking the benefit of the provisions of this Section 23 shall, within ten (10) calendar days after the beginning of any such enforced delay, have first notified the other party thereof by Notice, and of the cause or causes thereof, and requested an extension for the period of the enforced delay. In any event, no period of enforced delay shall exceed six months.

         24. Property Insurance. Zantop shall, during the term of this Lease, cause to be insured the improvements to be erected upon the Leased Premises, to the full insurable value thereof, against loss or damage by fire, lightning, windstorm, hail, explosion and such other hazards as the City may reasonably require and provided that such other hazards are generally insured against in Bibb County, Georgia, by then available licensed insurance carriers at reasonable expense. All insurance shall be maintained in a company or in companies satisfactory to the City with loss payable clauses in favor of the City and Zantop and any lender holding this Lease as security, as the interest of the loss payees may then appear. The cost of such insurance coverage shall be paid by Zantop promptly upon receipt of an appropriate statement from the Insurance Carrier. At least annually Zantop shall provide the City certification that the coverages required herein have been procured and are being properly maintained.

         25. Public Utility Insurance. Zantop shall purchase and maintain public liability insurance with responsible insurance companies authorized to do business in the State of Georgia, having a duly designated agent or agents upon whom process in any suit or action in the courts of the State of Georgia or of the United States of America can be served, insuring Zantop against liability for injuries to persons (including death) and property caused by Zantop's negligent use and occupancy of the Demised Premises or otherwise caused by the negligence of Zantop on the Demised Premises, the policy limits thereof to be in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) for any one person and not less than Three Million Dollars ($3,000,000.00) for any one occurrence involving injury (including death), to more than one person and an amount of not less than One Hundred Thousand Dollars ($100,000.00) for property damage resulting from any one occurrence. The City shall be a named insured in all such policies. At least annually Zantop shall provide the City certification that the coverages required herein have been procured and are being properly maintained.

         26. Protection of Adjacent Property. While any excavation, demolition or construction is being performed on the Demised Premises or any portion thereof, Zantop shall protect all adjacent property.

         27. Title. Any improvements constructed by Zantop shall become a part of the Demised Premises, but the legal title to the same shall not vest in City until the termination of this Agreement, whether by expiration of the Lease Term or option periods described in Section 6 above, as the case may be, or otherwise. Title to all improvements, facilities and betterments of any sort whatsoever which are constructed hereafter or placed upon any portion of the Demised Premises, and any and all depreciation and Investment Tax Credit generated thereby or available in connection therewith shall belong to and accrue to the benefit of Zantop (or assigns) during the Lease Term.

         28. Utilities. Zantop is to be responsible for an shall pay all water, sanitation, gas, heat, light, power, steam and telephone services and any and all other services supplied to the Demised Premises.

         29. Non-Discrimination. As a contractor with City, Zantop hereby agrees with City that Zantop shall be bound by the valid laws of the United States, the State of Georgia and all valid ordinances and laws of the City of Macon, Georgia. Zantop assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The City assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Zantop assures that it will require that its covered suborganization provide assurances to the City that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Page 152, Subpart E, to the same effect.

         30. Notices. All notices required or permitted hereunder may be delivered by mailing the same to the following addresses:

'                           City of Macon
                           P. O. Box 247
                           Macon, GA 31298

         For Zantop:       Zantop International Airlines, Inc.
                           Lewis B. Wilson Airport
                           Macon, GA 31297

         31. Captions. The captions used throughout this Lease are used for the convenience of the parties and of such persons as may have occasion to examine the provisions of this Lease, and such captions are not to be construed as affecting the meaning of this Lease or of any paragraph hereof.

         32. Multiple Originals. This Lease shall be executed in multiple originals, and any executed copy shall be considered the same as the original.

         33. Late Payment of Rent. In the event of the failure on the part of Zantop to pay any payment due hereunder, the City shall have all the rights, powers and remedies provided by law, equity or the provisions of this lease. Zantop will pay to the City, on demand and as additional rent, interest on all installments thereof in default at a percentage rate which is four percent (4%) above the rate charged by the Trust Company Bank of Middle Georgia, N.A. to its prime commercial borrowers, calculated on a daily basis. Such interest shall accrue until said payment is paid in full.

         34. Warranties of City. The City warrants that it may lawfully enter into this Lease Agreement and warrants that it has and can convey to Zantop all rights and privileges in and with respect to the Leased Premises as are herein given and conveyed to Zantop.

         35. Warranties of Zantop. Zantop warrants that it may lawfully enter into this Lease Agreement and that this Lease has been approved and authorized by the Board of Directors of Zantop by formal, official and legally binding action of said board.

         IN WITNESS WHEREOF, the parties have, through their proper officials and officers, pursuant to duly adopted resolutions, placed their names and seals hereon, the day and year first written above.

                                    CITY OF MACON, GEORGIA

                                    BY: /s/ GEORGE M. ISRAEL III MAYOR
                                       ----------------------------------
                                         MAYOR

                                ATTEST: /s/ JAMES E. HUNNICUTT
                                       ----------------------------------
                                        Clerk


                  Signed, sealed and delivered
                  in the presence of:

                  /s/ YOLANDA CARTER
                  ------------------------------------

                  /s/ JOYCE GRAY
                  ------------------------------------
                  Notary Public

                  Seal

                                    ZANTOP INTERNATIONAL AIRLINES, INC.

                                    BY: /s/ LEONARD A. SHIPAN
                                       -------------------------------------
                                       Title: Leonard A. Shipan, Vice President


                                ATTEST: /s/ JAMES H. LORSE
                                       -------------------------------------
                                       Title: James H. Lorse, Secretary


                  Signed, sealed and delivered
                  in the presence of:


                  /s/ SHARON KAY ANDERSON
                  ------------------------------------
                    Sharon Kay Anderson


                  ------------------------------------
                  Notary Public Wayne County, MI


                  My commission expires: June 9, 1987

                     /s/ LOYCE T. POOLE
                  ------------------------------------
                     Unofficial Witness

                                  EXHIBIT "C"


STATE OF GEORGIA

BIBB COUNTY

                         JOINDER IN LEASE AGREEMENT BY

                     MACON-BIBB COUNTY INDUSTRIAL AUTHORITY

         The Macon-Bibb County Industrial Authority (hereinafter called "Authority") joins in the execution of this Lease Agreement between the City of Macon and Zantop, dated December 19, 1986, for the purpose of:

         1. Indicating its approval of the terms hereof; and

         2. Indicating specifically its approval for the line which divides parcels 1 and 2 to be shifted in a northerly direction so as to abut the existing hangar facility as shown on the attached Exhibit "B," without any change in the rental payments due or payable to the Authority.

         This 19th day of December, 1986

                                         MACON-BIBB COUNTY INDUSTRIAL AUTHORITY


                                         BY: /s/ [ILLEGIBLE]
                                            -----------------------------------
                                             Vice Chairman

                                     ATTEST: /s/ [ILLEGIBLE]
                                            ---------------------------------
                                             Secretary


Signed, sealed and delivered
in the presence of:

/s/ [ILLEGIBLE]
-----------------------------------

/s/ [ILLEGIBLE]
-----------------------------------
Notary Public

My commission exp: 8/9/88.

                         [LEWIS B. WILSON AIRPORT MAP]


                                                                   [SEAL][SCALE]
                                                                     [MAPLEGEND]


                                   EXHIBIT A

                         [LEWIS B. WILSON AIRPORT MAP]


                                                                         [SCALE]
                                                                     [MAPLEGEND]

                                   EXHIBIT B

                              REPORT OF COMMITTEE



PUBLIC PROPERTIES COMMITTEE                            ORDINANCES & RESOLUTIONS


/s/ [ILLEGIBLE]
---------------------------------------               ------------------------


/s/ RODNEY L. SMITH
---------------------------------------



/s/ [ILLEGIBLE]
---------------------------------------


/s/ [ILLEGIBLE]
---------------------------------------


/s/ ELAINE LUCAS
---------------------------------------                             MAYOR
Approved 12/16/86

PREPARED BY STAFF ATTORNEY /s/ ROY W. GRIFFIS, JR.
                           ---------------------------------------------
                           Roy W. Griffis, Jr.


APPROVED AS TO THE LEGAL FORM BY THE CITY ATTORNEY
                                                  ------------------------
                                                   Joan W. Wooley



                                   R-86-0103

                                       A

                                   RESOLUTION

                                       OF

THE MAYOR AND COUNCIL OF THE CITY OF MACON AUTHORIZING THE MAYOR TO EXECUTE A LEASE AGREEMENT BETWEEN THE CITY OF MACON AND ZANTOP INTERNATIONAL AIRLINES FOR CERTAIN SPACE AT LEWIS B. WILSON AIRPORT; REPEALING A CONFLICTING RESOLUTION; AND FOR OTHER PURPOSES.


Read first time
               -------------------------------------------------------------

and referred to the Committee on

----------------------------------------------------------------------------


                                     REPORT

Rendered  December 16, 1986                                               OM
        --------------------------------------------------------------------

and Adopted
   -------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                           [SELL & MELTON LETTERHEAD]

                ASSIGNMENT AND CONVEYANCE OF LEASEHOLD INTERESTS


          This Assignment and Conveyance made and entered into this 30th day of December, 1986 by ZANTOP INTERNATIONAL AIRLINES, INC., a Michigan corporation, having its principal place of business at Willow Run Airport in the City of Ypsilanti, State of Michigan (hereinafter referred to as "Zantop") in favor of MACON-BIBB COUNTY INDUSTRIAL AUTHORITY, a public authority of the State of Georgia (hereinafter referred to as "Authority"),


                         W I T N E S S E T H   T H A T:


          WHEREAS, Zantop is the Lessee in various lease agreements whereby certain properties at the Lewis B. Wilson Airport in Macon, Bibb County, Georgia have been leased to Zantop by the City of Macon and the Authority, said lease agreements including the following:

     a) Lease Agreement by the Authority, as Lessor, to Hawaiian Airlines, Inc., as Lessee, dated September 5, 1979, and a subsequent sublease by Hawaiian Airlines, Inc. to Zantop, dated September 2, 1980;

     b) Lease Agreement between the City of Macon, as Lessor, and Zantop, as Lessee, dated September 17, 1985; and

                           [SELL & MELTON LETTERHEAD]


     c) Lease Agreement approved by the City Council of Macon, Georgia on December 16, 1986, and approved by the Mayor of the City of Macon, Georgia on December 17, 1986, Zantop being the Lessee,


         WHEREIN, in said leases, Zantop, as Lessee, has certain rights to the use and enjoyment of the properties described in Exhibit "A" attached hereto and made a part hereof; and


          WHEREAS, the Authority has formally declared its intention to assist in the financing of new facilities for Zantop to be constructed upon the property described in Exhibit "A" and in order to facilitate the issue of revenue bonds by the Authority for the purpose of providing the proceeds for the sale of said Bonds for the construction of improvements upon said property, it will be necessary that Zantop convey its interest in said property to the Authority so that Authority may thereupon lease said property to Zantop pursuant to a new lease to be executed on or about December 30, 1986 so as to permit the Authority to pledge said property as collateral for the Bond Issue referred to hereinabove.

                           [SELL & MELTON LETTERHEAD]


         NOW THEREFORE, Zantop hereby conveys and assigns to the Authority all its right, title and interest to the property described in Exhibit "A," which is attached hereto and has been made a part hereof.


                                    ZANTOP INTERNATIONAL AIRLINES, INC.




                                    BY: /s/ LEONARD A. SHIPAN
                                       --------------------------------



                                ATTEST: /s/ JAMES H. LORSE
                                       --------------------------------


/s/ RUTH W. BROWN
---------------------------
Witness


/s/ MARY CHRISTINE HOLLIDAY
---------------------------
Notary Public
My Commission Expires:  Notary Public, Fultch County, Georgia
                        My Commission Expires Aug. 14, 1990

   N O T A R I A L  S E A L

                           [SELL & MELTON LETTERHEAD]


All that tract or parcel of land lying and being in Land Lot 231 of the Fourth Land District of Bibb County, Georgia, and being Parcel 2, containing 6.77 acres, or 294,963 square feet, and Parcel "A," containing 0.58 acres, or 25,298 square feet, Parcel "B," containing 0.31 acres, or 13,680 square feet and Parcel "C," containing 0.46 acres, or 19,991 square feet, according to a plat prepared by the City Engineer's Office of the City of Macon, dated November 18, 1986, identified as C-4, D-3, #76, to which reference is hereby made for incorporation herein.

                [ZANTOP INTERNATIONAL AIRLINES INC. LETTERHEAD]

                           FOR FACSIMILE TRANSMISSION

                                             DATE: 2 MAY 89
                                                  ------------------


                                             TIME: 14:06
                                                  ------------------


TO:      L. Robert Lovett
         -------------------------

COMPANY: Smith, Hawkins, Almand &            26 page(s) to follow
         -------------------------
         Hollingsworth                      DEX #:
         -------------------------                ----------------------
                                            EXT. #:
ATTN:                                              ---------------------
     ------------------------------

FROM: Robt. Shannon                         EXT. #: 313-485-8900, X-210
     ------------------------------                ---------------------
      Zantop International Airlines


SUBJECT: L. Wilson Airport Lease
        --------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                      [CITY OF MACON CITY HALL LETTERHEAD]

                                                               LEASE AGREEMENT

DECEMBER 19, 1986



         I, James E. Hunnicutt, City Clerk, do hereby certify that the attached Resolution #R-86-0103 concerning a lease agreement with the Zantop Airlines, is a true and correct copy of said resolution on file in the City Clerk's Office, City Hall, Macon, Georgia 31298.

Sincerely,



/s/ JAMES E. HUNNICUTT
-------------------------
James E. Hunnicutt
City Clerk
City Hall
P. O. Box 247
Macon, Georgia 31298

A RESOLUTION OF THE MAYOR AND COUNCIL OF THE CITY OF MACON AUTHORIZING THE MAYOR TO EXECUTE A LEASE AGREEMENT BETWEEN THE CITY OF MACON AND ZANTOP INTERNATIONAL AIRLINES FOR CERTAIN SPACE AT LEWIS B. WILSON AIRPORT; REPEALING A CONFLICTING RESOLUTION; AND FOR OTHER PURPOSES.

         BE IT RESOLVED by the Mayor and Council of the City of Macon and it is hereby so resolved by the authority of same that the Mayor of Macon is hereby authorized to execute a lease agreement between the City of Macon and Zantop International Airlines in substantially the form as the Lease Agreement which is attached hereto and by this reference made a part of this Resolution.

         BE IT FURTHER RESOLVED that the Mayor is also authorized to sign any other legal documents necessary to carry out the terms of this transaction.

         BE IT FURTHER RESOLVED that Resolution R-86-0097 is hereby repealed.

         SO RESOLVED this 16th day of December, 1986.

                                    /s/ [ILLEGIBLE]
                                    -------------------------------------
                                    President of City Council


         APPROVED this 19th day of December, 1986.

                                    /s/ [ILLEGIBLE]
                                    -------------------------------------
                                    Mayor



              City of Macon, GA.
I do hereby certify that the above and foregoing    SUBMITTED TO MAYOR'S OFFICE
Resolution was duly passed at the Regular Meet-     December 17, 1986
ing of the Council of the City of Macon, held       RETURNED FROM MAYOR'S OFFICE
12/16/86. Witness my hand and seal of the City      December 19, 1986
of Macon this 12/17/86.

            /s/ [ILLEGIBLE]
-----------------------------------------------
             Clerk of Council

                                   AGREEMENT


STATE OF GEORGIA,

COUNTY OF BIBB.



          THIS AGREEMENT made and entered into the 25th day of November, 1996, by and between the CITY OF MACON, GEORGIA, a municipal corporation duly created and existing under the Constitution and laws of the State of Georgia (the "City"), MACON-BIBB COUNTY INDUSTRIAL AUTHORITY, a public body corporate and politic and an instrumentality of the City of Macon and the County of Bibb, created under an amendment to the Constitution of the State of Georgia (Ga. Laws 1962, p. 886), duly ratified and proclaimed, and an act of the General Assembly of the State of Georgia (Ga. Laws 1962, p. 2323), as amended (the "Authority"), and ZANTOP INTERNATIONAL AIRLINES, INC., a Michigan corporation ("Zantop"),


                         W I T N E S S E T H  T H A T:

          WHEREAS, the City owns and operates the Middle Georgia Regional Airport ("Airport") in Bibb County, Georgia; and,

          WHEREAS, on September 5, 1979, the City leased a portion of the Middle Georgia Regional Airport (the "Airport") property shown as Parcel "1" on the plat attached hereto as Exhibit "A" to the Macon-Bibb County Industrial Authority, said Authority having thereafter leased said property to Hawaiian Airlines, Inc. for use as an aircraft repair and maintenance center; and,

          WHEREAS, Hawaiian Airlines, Inc. thereafter subleased said Parcel 1 to Zantop by a sublease agreement dated September 2, 1980; and,

          WHEREAS, the Authority and the City both agreed to and approved said sublease; and,

          WHEREAS, the Authority and Zantop have executed two lease amendments relating to said Parcel 1, dated October 4, 1982, and September 12, 1983; and,

          WHEREAS, on September 13, 1985, the City leased an additional parcel of land to Zantop, said additional parcel being adjacent to the aforesaid Parcel "1" and shown as Parcel "2" (consisting of an apron area of 99,068 square feet and a ground lease area of 100,932 square feet), as well as Parcels "A," "B," and "C" on Exhibit "A" attached hereto; and,

          WHEREAS, on December 19, 1986, the City and Zantop executed an Agreement which merged all previous Lease Agreements into one comprehensive Agreement; and,

          WHEREAS, Zantop caused to be built a new hangar on Parcel "2" consisting of approximately 47,000 square feet, said hangar located on Parcel "2" as indicated on Exhibit "B;" and,

          WHEREAS, Zantop has assigned to the Authority all of its right, title and interest in and to Parcel 1 arising under any lease between Zantop and the City, including the aforesaid leases and amendments thereto; and,

          WHEREAS, City has, by exercise of the power of eminent domain, condemned and seized Parcel 2A containing .675 acres and being further described in Exhibit "C" attached hereto; and,

          WHEREAS, the City, by an agreement of October 1, 1993, leased said Parcels 1 and 2A to the Authority; and,

          WHEREAS, the Authority, by an agreement between the City and Zantop, constructed a new hangar consisting of approximately 68,500 square feet on Parcels 1 and 2A (said hangar being attached to existing buildings situated thereon); and,

          WHEREAS, the Authority thereupon subleased said Parcels 1 and 2A to Zantop, together with all improvements thereon; and,

          WHEREAS, Zantop has continued to increase its operations at the Airport; and,

          WHEREAS, Zantop has requested the assistance of the City and Authority in the expansion of the airport facilities provided by the arrangements described hereinabove by assistance in the construction of additional facilities on the leased property to consist of approximately 6,900 square feet for use by Zantop as an aircraft seat shop and a metal bonding area (the "Project") to be located as shown in shaded yellow on the plat attached hereto as Exhibit "D;" and,

          WHEREAS, Zantop represents that the cost of said Project shall be approximately $250,000.00 to $300,000.00; and,

          WHEREAS, Zantop further represents that the operations anticipated in the additional space will cause Zantop to employ 25 additional new highly trained technical personnel; and,

          WHEREAS, subject to the conditions set forth hereinbelow, the Authority is willing to provide a $110,000.00 contribution for Project costs, and Zantop is willing to provide all other costs needed for the construction of the Project.

          NOW, THEREFORE, in consideration of the respective representations and agreements herein contained, and in furtherance of the mutual public purposes hereby sought to be achieved, Zantop, the City and the Authority agree as follows:

          1. The Authority and the City agree to permit the construction of the Project.

          2. Zantop shall proceed promptly with the construction of the Project.

          3. The structural integrity of the existing leased facilities shall not be impaired by said construction.

          4. Subject to the approval of a request for funding of the Project made by the Authority to the Department of Community Affairs to the State of Georgia, the Authority shall provide the sum of $110,000.00 for Project construction costs upon the execution of a contract for the construction by Zantop.

          5. Zantop shall be responsible for all other construction costs, shall assume that a competent contractor is engaged for the work to be done, and shall require liability and casualty as required by the Authority.

          6. The parties agree that all provisions, terms and conditions of all existing agreements by the parties shall neither be altered nor impaired in any manner, and all rental payments shall remain unchanged.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                    CITY OF MACON, GEORGIA

                                    By: /s/ [ILLEGIBLE]
                                       ------------------------------------


                                    Attest: /s/ [ILLEGIBLE]
                                           --------------------------------
                                             City Clerk


                                    MACON-BIBB COUNTY INDUSTRIAL AUTHORITY



                                    By: /s/ [ILLEGIBLE]
                                       ------------------------------------
                                             Chairman

                                    Attest: /s/ [ILLEGIBLE]
                                           --------------------------------
                                              Secretary



                                    ZANTOP INTERNATIONAL AIRLINES, INC.


                                    By:  /s/ JAMES M. ZANTOP
                                       ------------------------------------
                                        James M. Zantop, President


                                    Attest: /s/ JAMES H. LOREE
                                           --------------------------------
                                            James H. Loree, Corporate
                                            Secretary & Legal Counsel

                                 [AIRPORT MAP]


                                                          [SEAL][LEGEND FOR MAP]


                                  EXHIBIT "A"

                                 [AIRPORT MAP]


                                                                [LEGEND FOR MAP]


                                  EXHIBIT "B"

         All that tract or parcel of land lying and being in Land Lots 231 and 232 of the 4th Land District of Bibb County, Georgia, and shown upon a property survey for the City of Macon of property leased to Zantop International Airlines, Inc., dated July 30, 1990 and revised January 19, 1993, prepared by the Office of the City Engineer of the City of Macon, a copy of which is recorded in Plat Book 87, Page 501, Clerk's Office, Bibb Superior Court, Bibb County, Georgia, the property herein conveyed being more particularly described as Parcel 1, containing 294,090 square feet, or 6.75 acres, and Parcel 2A, containing 28,469 square feet, or 0.675 acres, and more particularly described according to said plat as follows:

         To find the point of beginning, begin at a brass disc in concrete, marked Bibb County number 620, located in an access road running along the northeasterly line of the property herein conveyed, and running thence south 69 degrees, 33 minutes, 06 seconds west a distance of 38.79 feet to the southeast corner of Parcel 1, which point marks the point of beginning; running thence south 67 degrees, 03 minutes, 35 seconds west a distance of 91.41 feet to a point; running thence south 67 degrees, 02 minutes, 39 seconds west a distance of 32.84 to a point; running thence south 22 degrees, 36 minutes, 19 seconds east a distance of 10.07 feet to a point; running thence south 67 degrees, 02 minutes, 39 seconds west, a distance of 122.83 feet to a point; running thence south 22 degrees, 56 minutes, 57 seconds east a distance of 99.69 feet to a point; running thence south 67 degrees, 03 minutes, 03 seconds west a distance of 12.75 feet to a point; running thence north 22 degrees, 56 minutes, 57 seconds west a distance of 22.00 feet to a point; running thence south 57 degrees, 03 minutes, 35 seconds west a distance of 9.30 feet to a point; running thence south 22 degrees, 56 minutes, 57 seconds east a distance of 30.55 feet to a point; running thence south 67 degrees, 03 minutes 35 seconds west a distance of 269.26 feet to a point; running thence north 23 degrees, 21 minutes, 11 seconds west a distance of 98.04 feet to a point; running thence north 23 degrees, 21 minutes, 11 seconds west a distance of 503.15 feet to a point; running thence north 50 degrees, 28 minutes, 42 seconds east a distance of
455.03 feet to a point on the northeasterly edge of a 20 foot asphalt paving; running thence south 22 degrees, 47 minutes, 29 seconds east a distance of
146.11 feet to a point; running thence north 66 degrees, 30 minutes east a distance of 102.47 feet to a point; running thence south 23 degrees, 30 minutes east a distance of 468.39 feet to the point of beginning.

         The above mentioned plat is hereby referred to for the purpose of incorporation herein.

                                  EXHIBIT "C"

                                 [AIRPORT MAP]

                      ZANTOP INTERNATIONAL AIRLINES, INC.
                              MACON RENTAL & BOND
                                    SUMMARY
                      21.75 Years - Balance of Lease Term
                             Land - 589,000 sq. ft.
                          Buildings - 176,000 sq. ft.


I.   BASE RENTALS           Month             Annual            Total to Term
     ------------           -----             ------            -------------
     8/1/96 - 11/1/13       $5,861            $70,332           $1,213,227
     11/1/13 - 5/1/18        6,695             80,340              361,530
                                                                ----------
                                                                $1,547,757
                                                                ==========

     Average Base Rentals
     --------------------
     Subject to CPI adjustment every
     four years (average year = $72,408) $6,034/Month


II.  1986 BOND ISSUE        Month             Annual            Total to Term
     ---------------        -----             ------            -------------
     (8/1/96 - 12/1/98)     $40,196           $482,352          $1,165,685


III. 1994 BOND ISSUE        Month             Annual            Total to Term
     ---------------        -----             ------            -------------
     (8/1/96 - 5/1/18)      $31,049           $372,588          $8,107,789


--------------------------------


RECAP:                      Month             Annual
I.   Base Rent              $6,034           $72,408

II.  1986 Bonds             40,196           482,352

III. 1994 Bonds             31,049           372,588
                           -------------------------
Totals (8/1/96 - 12/1/98)  $77,279          $927,348
                           =========================


I.   Base Rent              $6,034           $72,408

II.  1994 Bonds             31,049           372,588
                            ------------------------
Totals (12/1/98 - 5/1/18)  $37,083          $444,996
                           =========================



                                                                  Continued.....

Zantop International Airlines, Inc.
Macon Rental & Bond Summary
Page 2

-------------------------------------------------------------------------------



SQUARE FOOTAGE COST                      YEAR              MONTH

                                                            .012cents
LAND RENTAL (Base) 589,000 sq. ft.      .1229cents          .102cents

BUILDINGS 176,000 sq. ft.
  (to 12/1/98) Bonds 1 & 2             $4.858              .4048cents
  (from 12/1/98 to 5/1/18) Bond 2       2.117              .1764cents

TOTAL ANNUAL COST
  8/1/96 - 12/1/98                      4.98               .5068cents
  12/1/98 - 5/1/18                      2.24               .1866cents



NOTE: The above leases are net of: insurance (real property); utilities, building maintenance, and cost of living adjustments (i.e., CPI increases every four years applicable to base rentals and payment in lieu of taxes).